Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-296481

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 4, 2026)

Up to $100,000,000

MKDWELL Tech Inc.

Ordinary Shares

We have entered into an At the Market Offering Agreement (the “Sales Agreement”) with Maxim Group LLC (the “Agent”), dated September 11, 2026, relating to the sale of our ordinary shares of no par value (the “Ordinary Shares”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell our Ordinary Shares having an aggregate offering price of up to $100,000,000 from time to time through or to the Agent acting as sales agent and/or principal, subject to the limitations under General Instruction I.B.1. and I.B.5. of Form F-3. The actual offering amount and sale price of the Ordinary Shares sold pursuant to this prospectus supplement will depend on market conditions, investor interest and our negotiations with the Agent. The closing price of our Ordinary Shares on Nasdaq was $5.1 on September 10, 2026.

Sales of our Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market (the “Nasdaq Capital Market”), the existing trading market for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. The Agent is not required to sell any specific number or amount of our Ordinary Shares but will act as our Agent using commercially reasonable efforts, consistent with its normal trading and sales practices on mutually agreed terms between the Agent, on the one hand, and us, on the other hand. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agent will be entitled to a commission equal to (i) 3.0% of the gross sales price of the Ordinary Shares sold under the Sales Agreement with respect to the portion of aggregate gross proceeds up to and including $10 million, (ii) 2.75% with respect to aggregate gross proceeds in excess of $10 million and up to and including $20 million, and (iii) 2.5% with respect to aggregate gross proceeds in excess of $20 million. In connection with the sale of our Ordinary Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse certain of the Agent’s expenses in connection with the offering as further described in the “Plan of Distribution” section beginning on page S-28 of this prospectus supplement.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates was $75,673,927 based on 34,198,442 Ordinary Shares outstanding as of September 9, 2026, of which 7,643,831 Ordinary Shares are held by non-affiliates, and a per share price of $9.9, which was the last reported price on the Nasdaq Capital Market of our Ordinary Shares on September 9, 2026. Pursuant to General Instruction I.B.1. of Form F-3, we may offer securities for cash pursuant to this prospectus supplement, provided that the aggregate market value worldwide of the voting and non-voting common equity held by non-affiliates is the equivalent of $75 million or more. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities with a value exceeding one-third of the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) in any 12-month period so long as our public float is below $75,000,000. During the prior 12 calendar month period that ends on and including the date of this prospectus supplement, we did not issue or sell any of securities pursuant to General Instruction I.B.5. of Form F-3.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MKDW.” Our warrants (the “Warrants”) are currently listed on the Nasdaq Capital Market under the symbol “MKDWW.” On September 9, 2026, the closing price of our Ordinary Shares was $9.9 per share, and the closing price of our Warrants on August 20, 2026 was $0.0103 per Warrant. We also have a total of 274,367 unlisted Class A Preferred Shares issued and outstanding, each entitling the holder to 100 votes per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. We are also a “foreign private issuer” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” on page S-11 of this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the term the “Company,” “we,” “us,” or “our” refer to MKDWELL Tech Inc., a British Virgin Islands business company. All references to the term “Group” refer to MKDWELL Tech Inc. and its subsidiaries as a whole. The Company is a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of its own, the Company conducts substantially all of its operations through its operating subsidiaries in mainland China, Taiwan and Hong Kong. Because of the Company’s corporate structure, and since the Group’s operations are primarily located in mainland China, Taiwan and Hong Kong, the Group will be subject to various legal and operational risks and uncertainties associated with being based in or having the majority of our operations in China and the complex and evolving PRC laws and regulations. Any failure or perceived failure to fully comply with regulatory requirements could significantly limit or completely hinder the Company’s ability to offer securities to investors, cause significant disruption to its business operations, and severely damage the Company’s reputation, which could materially and adversely affect the Company’s financial condition and results of operations and could cause the value of the Company’s securities to significantly decline or be worthless. For a description of the Company’s corporate structure, see “Prospectus Supplement Summary—Our Corporate History and Structure” beginning on page S-5 of this prospectus supplement.

Pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, PRC domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the China Securities Regulatory Commission (the “CSRC”) within three working days after submitting listing applications and subsequent amendments. The Company submitted the filing with the CSRC on September 21, 2023 in connection with the business combination with Cetus Capital. According to the Overseas Listing Trial Measures and communication with the CSRC, the Company’s business combination was not within the scope of the Overseas Listing Trial Measures. The Company has obtained confirmation that its business combination, which closed on July 31, 2024, and listing on Nasdaq does not require further review or approval by CSRC. See “Item 3—Key Information—Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed on April 30, 2026 (the “2025 Annual Report”).

The Company believes it will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”). In addition, the Group has obtained all requisite licenses, permits and approvals from relevant authorities in the PRC that are material to its operations. If the Company or its subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Group becomes required to obtain such permissions or approvals in the future, such developments could have a material adverse effect on the Group’s business operations and financial results. See “Prospectus Supplement Summary—CAC Review and other PRC approvals.”

Cash may be transferred among the Company and its subsidiaries in the following manner: (1) funds may be transferred to the Company’s operating subsidiaries from the Company as needed in the form of capital contribution or shareholder loans; (2) dividends or other distributions may be paid by the Company’s operating subsidiaries to the Company or its intermediate holding companies; and (3) the Company’s PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. The Company and its subsidiaries are permitted under PRC laws and regulations to provide funding to the Company’s subsidiaries in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. In the future, cash proceeds raised from financings conducted outside of China, may be transferred to the Company’s PRC subsidiaries via capital contribution or shareholder loans. See page S-7, “Prospectus Supplement Summary—Cash Transfers and Distributions in the Group” for further details on cash transfers within the Group for the years ended December 31, 2023, 2024 and 2025.

As a holding company, the Company may rely on dividends and other distributions on equity paid by its PRC operating subsidiaries for its cash and financing requirements. The Company currently has two subsidiaries incorporated in mainland China, MKDWELL (Jiaxing) Electronic Technology Ltd. (“MKD Jiaxing”) and MKDWELL (Shanghai) Electronic Technology Ltd. (“MKD Shanghai”). Current PRC regulations permit Chinese companies to distribute dividends only out of their accumulated profits, and additionally, PRC companies are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of the company’s registered capital. Funds under such reserves are not distributable as cash dividends. In addition, if any of the Company’s PRC subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends.

Dividend or distribution payments from the Company’s PRC operating entities MKD Jiaxing and MKD Shanghai to MKDWELL Limited (“MKD Samoa”), our subsidiary incorporated in Samoa, are subject to PRC withholding tax of 10% under PRC law. Remittance of dividends by a wholly foreign-owned company, such as MKD Jiaxing and MKD Shanghai out of mainland China is subject to examination by the banks designated by the State Administration of Foreign Exchange of the PRC (“SAFE”). Dividend or distribution payments by MKD Technology Inc. (“MKD Taiwan”) to MKDWELL Limited (“MKD BVI”) shall be subject to a withholding tax of 21% under current Taiwan tax law. Under the current foreign exchange control laws and regulations of Taiwan, MKD Taiwan may, upon filing a report with the Central Bank of the Republic of China (Taiwan) (the “CBC”), purchase foreign exchange with New Taiwan Dollars and remit the same out of Taiwan for purposes other than trade or service related payments, in an amount up to $50,000,000 (or such other amount as determined by the CBC from time to time, at its discretion) per calendar year, without special approval from the CBC. Foreign exchange purchase for purposes other than trade or service-related payments exceeding the applicable ceiling would require special approval from the CBC, which is discretionary and would be decided by the CBC on a case-by-case basis. Dividend or distribution payments by MKD BVI or Landvision Inc. (“Landvision BVI”) to the Company are not subject to withholding tax under BVI law. Similarly, dividend or distribution payments by the Company to the Company’s shareholders (so long as they are not a resident of the BVI and including U.S. investors) are not subject to withholding tax under BVI law. Following the completion of the acquisition of Landvision BVI, Landvision BVI became a subsidiary of the Company. Landvision BVI holds the entire issued share capital of Landvision Technology Limited (“Landvision HK”), a company incorporated in Hong Kong. Under Hong Kong law, dividends may only be paid by Landvision HK out of profits available for distribution, which generally consist of accumulated realized profits, to the extent not previously utilized by distribution or capitalization, less accumulated realized losses, to the extent not previously written off in a reduction or reorganization of capital. Dividends may not be paid out of share capital. Dividend or distribution payments by Landvision HK to Landvision BVI are not subject to withholding tax under current Hong Kong law. There are currently no restrictions under Hong Kong law on the conversion of Hong Kong dollars into foreign currencies or the remittance of currencies out of Hong Kong.

As of the date of this prospectus supplement, no dividends or distributions have been made to the Company’s shareholders by the Company, or to any U.S. investors. For the years ended December 31, 2025 and 2024, no dividend was paid by MKD Taiwan, MKD Jiaxing or MKD Shanghai to MKD Taiwan’s or MKD Jiaxing or MKD Shanghai’s shareholders respectively, or to any U.S. investors. See “Prospectus Supplement Summary—Cash Transfers and Distributions in the Group” for further details.

Currently, the Company has its own cash management policy and procedures that dictate how funds are transferred, to comply with applicable PRC laws and regulations. In addition, its PRC subsidiaries generate their revenue primarily in Renminbi, and cash transfers from the Company’s PRC subsidiaries to their parent companies outside of China are subject to PRC government regulation of currency conversion. As a result, any restriction on currency exchange may limit the ability of PRC subsidiaries to pay dividends to the Company. To the extent cash or assets in the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of mainland China due to Chinese government’s regulation and limitations on the ability of the Company or its subsidiaries by the PRC government to transfer cash or assets.

The Company’s Ordinary Shares and Warrants may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) or may be delisted from Nasdaq if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, finding that it was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB vacated its previous determinations that it was unable to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in China and is subject to the inspection by the PCAOB. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. See “Item 3—Key Information—Risks Related to Doing Business in China—The Company’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely the Company’s auditor.” in our 2025 Annual Report.

Investing in our Ordinary Shares involves a high degree of risk as are described in the “Risk Factors” section of this prospectus supplement beginning on page S-14. You should carefully read and consider these risk factors as well as the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus from our filings with the SEC before investing in any of our Ordinary Shares.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued pursuant to this prospectus supplement and the accompanying prospectus or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is September 11, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell our Ordinary Shares having an aggregate offering price of up to $100,000,000 pursuant to this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference” before buying any Ordinary Shares being offered.

We provide information to you about this offering of our Ordinary Shares in two separate documents that are bound together: (i) this prospectus supplement, which describes the specific details regarding this offering, and (ii) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Agent has authorized any other person to provide you with different or additional information. Neither we nor the Agent takes responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus supplement contains summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under “Where You Can Find Additional Information.”

The distribution of this prospectus supplement and the offering of our Ordinary Shares in certain jurisdictions may be restricted by law. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our name, logos and other trademarks and service marks of the Company appearing in this prospectus supplement are our property. This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-1

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar;

●	“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of the Company currently in effect;

●	“Business Combination” means the business combination with Cetus Capital Acquisition Corp. and the other transactions consummated under the Business Combination Agreement (as defined below);

●	“Business Combination Agreement” means that certain Business Combination Agreement, dated as of June 20, 2023, by and among Cetus Capital Acquisition Corp., MKD Taiwan, MKD BVI and Ming-Chia Huang, in his capacity as the representative of the shareholders of MKD Taiwan, as it may be amended, restated, supplemented or modified from time to time;

●	“BVI” means the British Virgin Islands;

●	“Cetus Capital” means Cetus Capital Acquisition Corp., a Delaware corporation which was publicly traded and listed on Nasdaq prior to the Business Combination with the Company;

●	“China” or the “PRC”, in each case, means the People’s Republic of China, including Hong Kong and Macau. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“CSRC” means the China Securities Regulatory Commission;

●	“Companies Act” means the BVI Business Companies Act 2020, Revised Edition (as amended) of the British Virgin Islands as the same may be amended from time to time;

●	“Company,” “we” “us” or “our” means MKDWELL Tech Inc., a British Virgin Islands business company;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region in the PRC;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“Landvision BVI” means Landvision Inc., a business company incorporated in the British Virgin Islands, a wholly owned subsidiary of the Company;

●	“Landvision HK” means Landvision Technology Limited, a company incorporated in Hong Kong, a wholly owned subsidiary of Landvision BVI;

●	“LiDAR” means light detection and ranging, a remote sensing technology that uses light to measure the distance or range of objects;

●	“MKD” or the “Group” means MKDWELL Tech Inc. and all of its subsidiaries;

●	“MKD BVI” means MKDWELL Limited, a company incorporated in the BVI with BVI Company Number 2121160;

●	“MKD Jiaxing” refers to MKDWELL (Jiaxing) Electronic Technology Ltd., a company incorporated in the PRC;

●	“MKD Samoa” refers to MKDWELL Limited, a company incorporated in Samoa;

●	“MKD Shanghai” refers to MKDWELL (Shanghai) Electronic Technology Ltd., a company incorporated in the PRC;

S-2

●	“MKD Taiwan” means MKD Technology Inc., a Taiwan corporation with registration number 28408583;

●	“Nasdaq Listing Rules” refers to the listing rules of The Nasdaq Stock Market LLC;

●	“Nasdaq” means The Nasdaq Stock Market LLC;

●	“ODM” means original design manufacturer;

●	“OEM” means original equipment manufacturer;

●	“Ordinary Shares” means, the ordinary shares of the Company with no par value;

●	“PRC Laws” means all the laws, administrative measures, regulations, rules promulgated in mainland China by the government of mainland China;

●	“RMB” or “CNY” means renminbi, the legal currency of the PRC;

●	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as may be amended;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” means the United States Securities Act of 1933, as amended;

●	“U.S.” means the United States of America;

●	“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America; and

●	“Warrants” or “Public Warrants” means the publicly traded warrants of the Company listed on Nasdaq, each Warrant entitling the holder to purchase Ordinary Shares at an exercise price of $345.00 per share, with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share, subject to adjustment in accordance with the Warrant terms.

Except as otherwise indicated, all references to our Ordinary Shares, and all share, per share and related information included in this prospectus supplement, give effect to the 1-for-30 reverse stock split of our outstanding Ordinary Shares that became effective on January 26, 2026 (the “January 2026 Reverse Stock Split”), as if it had occurred at the beginning of the earliest period presented. The January 2026 Reverse Stock Split combined every thirty outstanding Ordinary Shares into one Ordinary Share and proportionately adjusted the number of our outstanding Ordinary Shares.

S-3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	the possibility that the Company may be adversely impacted by other economic, business, and/or competitive factors;

●	future exchange and interest rates given that Company conducts the majority of its business in the PRC and Taiwan;

●	potential adverse effects of weakened global economic conditions, particularly in the Asia Pacific region, on the Company’s business, financial condition and results of operations;

●	the Company’s ability to compete with new entrants and established companies with greater resources;

●	the Company’s dependence on its proprietary intellectual property;

●	the Company’s future financial performance, including any expansion plans and opportunities;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of the Company’s business model;

●	the Company’s ability to maintain the listing of its Ordinary Shares or Warrants on Nasdaq.

●	the other matters described under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report, incorporated herein by reference.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are subject to risks, uncertainties and assumptions about our Company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the applicable document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in our Ordinary Shares. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, especially the section entitled “Risk Factors” and the financial statements and related notes thereto and the other documents to which this prospectus supplement refers. Some of the statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Company Overview

MKDWELL Tech Inc., or the Company, is a business company incorporated in the BVI as a holding company. The Company’s business is conducted through its main operating subsidiaries, which are (i) MKD Taiwan, based in Hsinchu, Taiwan, (ii) MKD Jiaxing and MKD Shanghai, based in mainland China, and (iii) Landvision HK, based in Hong Kong.

The Group was founded in 2006 and is headquartered in the Hsinchu Science Park of Taiwan, which is the key hub for Taiwan’s technological development and the nucleus for worldwide semiconductor development, and where outstanding scientific and technological talents from Taiwan are gathered. Our development started with automotive electronics as its core. Following the completion of our acquisition of Landvision HK on August 7, 2026, we expanded our business into AI-enabled smart-home and Internet-of-Things (“IoT”) products. Our core management team has more than 15 years of work experience and qualifications in related fields. Since our early days, we have come a long way and have emerged as one of the leading suppliers of automotive electronics for passenger cars, modified commercial vehicles, camper vans and logistics vehicles. Our automotive electronics business coverage extends across the spectrum of research and development, design, production and sales of automotive electronic products. Our main automotive products are intelligent camper vans control systems, LiDAR sensors, intelligent container control systems for logistics vehicles, vehicle seat control system, and we provide customers with ODM and OEM customized services. We design, manufacture and supply our automotive electronic products to our customers through our design center located in Hsinchu Science Park, Taiwan and our manufacturing plant in Jiaxing Science and Technology City, Jiaxing City, Zhejiang Province, China. The Group has obtained various certifications and qualifications, including IATF 16949, ISO 9001, ISO 14001, ISO 45001, and other certifications for high-tech enterprises, small and medium-sized technology enterprises. Through Landvision HK, we also engage in the development and supply of AI-enabled smart-home and IoT products, including smart-home security products and cooling appliances, as well as OEM and ODM manufacturing for international brand and retail customers. See “—Recent Developments—Acquisition of Landvision Inc.” for additional information.

Our Corporate History and Structure

MKD Taiwan was incorporated in Taiwan in September 2006. Subsequently, as part of our business expansion, we incorporated MKD Samoa in 2010 to serve as an intermediate holding company, and we also incorporated MKD Shanghai in China in 2011 to expand into the mainland China automobile market. Our initial focus was on business marketing and product design, and during that time our production was mainly fulfilled by other contract manufacturers in Taiwan and mainland China. In order to meet our customers’ customized production goals and to continue to expand our production capacity and scope in China, we purchased land to build a production base in 2018 and incorporated MKD Jiaxing to operate such facility.

MKD Taiwan conducted a share offering in 2015 to investors in Taiwan to raise working capital. In December 2022, pursuant to requirements from PRC regulators, certain working capital loans from our shareholder and director, Mr. Ming-Chao Huang, were capitalized and converted into an equity interest of 42% in MKD Jiaxing in December 2022.

S-5

In May 2023, for the purpose of the Business Combination, MKD Taiwan held a shareholders’ meeting to seek approval from the shareholders of MKD Taiwan to, among others, (i) approve the business combination with Cetus Capital, (ii) approve the acquisition by share swap of MKD Taiwan by MKD BVI as part of the reorganization for the business combination with Cetus Capital, and (iii) the acquisition of the remaining 42% equity interest in MKD Jiaxing by MKD Taiwan.

Thereafter, MKD Taiwan commenced a reorganization by way of share acquisition (the “Taiwan Reorganization”), in which MKD BVI, a shell company newly incorporated on March 30, 2023 and solely owned by our director and chief executive officer, Mr. Ming-Chia Huang, commenced acquiring shares of MKD Taiwan directly from MKD Taiwan shareholders, in exchange for proportionate shares of MKD BVI which were issued to MKD Taiwan shareholders. MKD BVI is a redomestication platform for MKD Taiwan shareholders to exchange their MKD Taiwan shares for MKD BVI shares. Each MKD Taiwan shareholder who accepted the offer received one MKD BVI share for each MKD Taiwan share they held. As of the date of this prospectus supplement, MKD BVI owns approximately 62.36% of the issued and outstanding shares of MKD Taiwan.

On June 20, 2023, we entered into a Business Combination Agreement with Cetus Capital, and in connection therewith, Mr. Ming-Chia Huang incorporated MKDWELL Tech Inc., or the Company, in the BVI, to serve as the publicly traded company of our Group following closing of the Business Combination. Concurrently, the Company incorporated Merger Sub 1 and Merger Sub 2 in the BVI, solely for the purpose of being merged with MKD BVI and Cetus Capital, respectively.

Following the closing of the Business Combination with Cetus Capital on July 31, 2024 and as of the date of this prospectus supplement, our corporate structure is as follows.

Equity Interests
MKDWELL Tech Inc.
British Virgin Islands
100%
100%
100%
Cetus Capital Acquisition Corp.
("Cetus Capital")
Delaware
MKDWELL Limited
("MKD BVI")
British Virgin Islands
Landvision Inc.
("Landvision BVI")
British Virgin Islands
100%
Landvision Technology Limited
("Landvision HK")
Hong Kong
62.36%
MKD Technology Inc. (1)
("MKD Taiwan")
Taiwan
100%
MKDWELL Limited
("MKD Samoa")
Samoa
42%
58%
100%
MKDWELL (Jiaxing) Electronic Technology Ltd.
("MKD Jiangxi")
PRC
MKDWELL (Shanghai) Electronic Technology Ltd.
("MKD Shanghai")
PRC

Note: As of the date of this prospectus supplement, 37.64% of MKD Taiwan is directly held by its original shareholders who did not participate in the Taiwan Reorganization and retained their ownership in MKD Taiwan following the Business Combination with Cetus Capital.

S-6

Cash Transfers and Distributions in the Group

Cash may be transferred among the Company and its subsidiaries in the following manner: (1) funds may be transferred to the Company’s operating subsidiaries from the Company as needed in the form of capital contribution or shareholder loans; (2) dividends or other distributions may be paid by the Company’s operating subsidiaries to the Company or any intermediate holding company; and (3) the Company’s PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. The Company and its subsidiaries are permitted under PRC laws and regulations to provide funding to the Company’s subsidiaries in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. In the future, cash proceeds raised from financings conducted outside of China, may be transferred to the Company’s PRC subsidiaries via capital contribution or shareholder loans.

For the past three fiscal years ended December 31, 2025 and up to the date of this prospectus supplement, no dividends or distributions were made to U.S. investors.

For the year ended December 31, 2023, within the Group (based on the currency conversion rates of 1 USD to 7.08 CNY; 1 USD to 31.1525 NTD):

●	MKD Jiaxing made payments for goods of a total sum of $464,952 to MKD Taiwan and $840,183 to MKD Shanghai.

●	MKD Shanghai made payments for goods of a total sum of $319,273 to MKD Jiaxing.

●	MKD Taiwan provided working capital loans of $20,843 to MKD BVI.

●	MKD BVI provided working capital loans of $360,000 to MKD Taiwan.

●	MKD Taiwan repaid a working capital loan in the amount of $360,000 to MKD BVI.

●	MKD Shanghai provided working capital loans of $96,041 to MKD Jiaxing.

●	MKD Jiaxing repaid a working capital loan in the amount of $56,495 to MKD Shanghai.

For the year ended December 31, 2024, within the Group (based on the currency conversion rates of 1 USD to 7.20 CNY; 1 USD to 32.1064 NTD):

●	MKD Taiwan made payments for goods of a total sum of $268,050 to MKD Jiaxing.

●	MKD Jiaxing provided working capital loans in the amount of $2,602,943 to MKD Shanghai.

●	MKD Shanghai provided working capital loans in the amount of $1,988,688 to MKD Jiaxing.

●	MKD Taiwan provided working capital loans of $403,000 to MKD BVI.

●	MKD Jiaxing provided a working capital loan in the amount of $250,000 to MKD BVI.

●	MKD Shanghai repaid working capital loans in the amount of $2,602,943 to MKD Jiaxing.

●	MKD Jiaxing repaid working capital loans in the amount of $1,988,688 to MKD Shanghai.

●	MKD BVI repaid a working capital loan in the amount of $50,000 to MKD Taiwan.

●	MKD Taiwan provided working capital loans of $24,000 to MKDWELL Tech Inc.

S-7

For the year ended December 31, 2025, within the Group (based on the currency conversion rates of 1 USD to 7.19 CNY; 1 USD to 31.1663 NTD):

●	MKD Taiwan made payments for goods of a total sum of $445,467 to MKD Jiaxing.

●	MKD Jiaxing provided working capital loans in the amount of $497,003 to MKD Shanghai.

●	MKD Shanghai provided working capital loans in the amount of $668,435 to MKD Jiaxing.

●	MKDWELL Tech Inc. provided working capital loans of $230,180 to MKD Taiwan.

●	MKDWELL Tech Inc repaid a working capital loan in the amount of $177,000 to MKD Taiwan.

●	MKD Taiwan provided working capital loans of $12,137 to MKDWELL Tech Inc.

CAC Review and other PRC approvals

Additionally, the PRC regulatory requirements regarding cybersecurity are evolving, including adopting new measures to extend the scope of cybersecurity reviews. The Company believes it will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) became effective on February 15, 2022, considering that (i) it currently do not have personal information of more than one million people and does not anticipate that it will be collecting over one million people’s personal information in the foreseeable future, (ii) it has not been identified as a “critical information infrastructure operator” by any government authorities, and (iii) it has not received any notification of cybersecurity review from relevant governmental authorities due to any impact or potential impact on national security. In addition, the Group has obtained all requisite licenses, permits and approvals from relevant authorities in the PRC that are material to its operations. If the Company or its subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Group becomes required to obtain such permissions or approvals in the future, such developments could have a material adverse effect on the Group’s business operations and financial results.

CSRC Filing Requirements

The PRC government initiated a series of regulatory actions and statements to regulate activities in the oversea securities listing in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the Business Combination with Cetus Capital may require the designation of an operating entity in the PRC to complete the filing procedures with the CSRC. The Company submitted the filing with the CSRC on September 21, 2023 in connection with the Business Combination with Cetus Capital. According to the Overseas Listing Trial Measures and communication with the CSRC, the Company is not within the scope of the Overseas Listing Trial Measures. The Company believes that its Business Combination, which closed on July 31, 2024, and listing on Nasdaq does not require further review or approval by CSRC. In addition, the Company believes that it is not required to make a filing with the CSRC in connection with this offering pursuant to the Overseas Listing Trial Measures. However, there can be no assurance that the CSRC will agree with the Company’s determination. See “Item 3—Key Information—Risks Related to Doing Business in China” in our 2025 Annual Report.

S-8

Recent Developments

Reverse Stock Split

On January 26, 2026, the Company filed an Amended and Restated Memorandum and Articles of Association (the “A&R M&A”) with the BVI Registry of Corporate Affairs to effectuate (i) the redesignation of the par value of the (1) ordinary shares of US$0.0001 par value each; (2) class A preferred shares of US$0.0001 par value each; (3) class B preferred shares of US$0.0001 par value each; (4) class C preferred shares of US$0.0001 par value each; (5) class D preferred shares of US$0.0001 par value each; and (6) class E preferred shares of US$0.0001 par value each in the Company to no par value (the “Redesignation”); and (ii) following the Redesignation, a share combination on its Ordinary Shares and the Class A preferred shares on a thirty-to-one basis (the “Share Combination”). The Redesignation and the Share Combination took effect at 9:00 a.m., Eastern Time, on January 26, 2026. As a result of the Share Combination, as of January 26, 2026, the number of issued Ordinary Shares was reduced from 141,039,933 shares to approximately 4,701,369 shares, and the number of Ordinary Shares outstanding was reduced from 106,459,933 to approximately 3,548,702 shares, which includes 38 participant-level round-up shares issued. No fractional shares were issued in connection with the Share Combination and fractional amounts were rounded up to the nearest whole number at the participant level. A copy of the A&R M&A has been included as Exhibit 1.4 in the 2025 Annual Report.

Additionally, on January 26, 2026, proportionate adjustments were made, based on the thirty-to-one ratio, to (i) the number of Ordinary Shares issuable upon exercise of the Company’s outstanding warrants to purchase one ordinary share (the “Warrants”), including a proportional decrease in the number of Ordinary Shares issuable upon exercise of each Warrant and a corresponding proportional increase in the exercise price of each Warrant, (ii) the conversion price of the Company’s outstanding convertible promissory note, which was proportionately increased, and (iii) the number of ordinary shares issuable upon conversion of the right.

Acquisition of Landvision Inc.

On July 17, 2026, we entered into a sale and purchase agreement (the “Landvision Acquisition Agreement”) with the shareholders (collectively, the “Vendors”) of Landvision Inc., a business company incorporated in the British Virgin Islands (“Landvision BVI”), pursuant to which we agreed to acquire the entire issued share capital of Landvision BVI (the “Landvision Acquisition”). Landvision BVI holds the entire issued share capital of Landvision Technology Limited, a company incorporated in Hong Kong (“Landvision HK” and, together with Landvision BVI, the “Landvision Group”). On August 7, 2026, we completed the Landvision Acquisition and issued an aggregate of 30,000,000 new Ordinary Shares (the “Consideration Shares”) to the Vendors as consideration for the acquisition. The Consideration Shares were issued at an issue price of US$8.00 per share, representing aggregate stated consideration of US$240.0 million, and represented approximately 87.72% of our issued and outstanding Ordinary Shares immediately following completion of the Landvision Acquisition.

S-9

Immediately following completion of the Landvision Acquisition, by virtue of an acting-in-concert arrangement among Mr. Ming-Chia Huang, our Chief Executive Officer, director and controlling shareholder, and certain of the Vendors, Mr. Huang, together with the parties acting in concert with him, controls a majority of our total voting rights. Accordingly, Mr. Huang remains our de facto controlling shareholder following the Landvision Acquisition. Certain Vendors holding an aggregate of 26,000,000 Consideration Shares agreed to restrictions on the transfer of such shares, which are released in installments as follows: 20% six months after completion of the Landvision Acquisition, an additional 20% twelve months after completion, an additional 20% eighteen months after completion and the remaining 40% twenty-four months after completion. We also granted certain registration rights to the Vendors and agreed to use our best endeavors to file with the SEC, within three months after completion of the Landvision Acquisition, a registration statement on Form F-1 registering the resale of the Consideration Shares and to use our best endeavors to cause such registration statement to become effective.

The Landvision Group, through Landvision HK, is engaged in the sourcing and sale of smart-home and consumer electronic products. Landvision HK’s product portfolio primarily consists of (i) smart-home security products, including smart locks, smart access control hardware and other smart-home security products, and (ii) cooling appliances and related smart energy management products. Landvision HK conducts its business through a combination of standardized product sales, own-brand sales and customized product arrangements, as described in details below.

Business Models

Landvision HK conducts its business primarily through three models: sales of standardized products, sales of products under its own brand through arrangements that Landvision HK refers to as ODM arrangements, and sales of customized products through arrangements that Landvision HK refers to as OEM arrangements. Under the standardized product model, Landvision HK purchases finished, standardized products developed and manufactured by third-party suppliers without modification and resells such products to its customers. Under its ODM arrangements, Landvision HK selects existing product designs and solutions developed by third-party suppliers, markets the resulting products under its own brand and sells them to customers primarily through its sales channels. The underlying product designs and technologies are developed by the third-party suppliers, while Landvision HK focuses on product selection, branding and sales. Under its OEM arrangements, Landvision HK identifies product customization requirements based on market feedback, including modifications to product appearance, color, packaging or specifications, and works with third-party manufacturers to implement such modifications.

Depending on the applicable business model, Landvision HK’s activities include product selection, product appearance design and customization, coordination with suppliers, quality control, warehousing, logistics, and sales and marketing. Landvision HK does not conduct underlying technology research and development, directly procure raw materials or components, or manufacture or assemble its products. Manufacturing and assembly are performed by third-party manufacturers.

Smart-Home Security Products

Landvision HK offers a range of smart-home security products, including smart locks, smart access control hardware and other connected security devices. Its smart locks support multiple unlocking methods, including fingerprint recognition, facial recognition, passwords and mobile applications, and include features such as anti-pry alarms and door-lock status monitoring. These products are designed primarily for residential entrances, rental apartments and offices. Landvision HK’s smart access control products include smart peepholes and video doorbells that provide functions such as remote video intercom, motion detection and automatic image capture. Other smart-home security products include indoor and outdoor cameras, infrared motion sensors, door and window sensors and smoke and gas alarms. Certain of these products can operate as part of a connected home-security system in which activation of one security device can trigger other connected devices, such as cameras and alarms.

Depending on the particular product, Landvision HK’s smart-home products utilize Wi-Fi, Bluetooth Low Energy, Zigbee or Thread connectivity. Cameras and video doorbells generally utilize Wi-Fi to support real-time audio and video transmission, while smart locks and sensors use lower-power connectivity technologies. The products generally connect to third-party Internet of Things (“IoT”) platforms that provide functions such as remote application-based control, synchronization of device status, automated device interaction and over-the-air firmware upgrades.

Certain products also incorporate AI-enabled functionality provided through technology embedded by Landvision HK’s suppliers. For example, smart cameras and video doorbells use edge-based visual algorithms to distinguish people or packages from other movement and reduce false alarms. Certain products also identify prolonged activity near an entrance and generate alerts. Other products, such as robot vacuum cleaners and environmental control devices, use AI-enabled functionality for obstacle avoidance or automated adjustment based on environmental conditions or user preferences. Landvision HK does not independently develop these AI algorithms; the relevant technology is embedded in products or components by its suppliers and operates through third-party platforms. In addition, Landvision HK’s products do not currently use the “Matter” connectivity standard. Its products currently rely principally on established third-party IoT platforms for device connectivity and management.

Cooling Appliances and Energy Management Products

Landvision HK also offers cooling appliances and related energy management products. Its principal cooling products include smart air conditioners and smart air purifier fans. Smart air conditioners provide cooling, dehumidification and temperature-control functions and can be remotely operated through a mobile application. Smart air purifier fans combine air circulation with filtration and air-purification functions. Landvision HK also offers smart energy management products, including smart plugs, solar panels and home energy monitors. Smart plugs can provide remote control capabilities for conventional appliances, while certain solar panels are intended to provide off-grid power for outdoor refrigeration and cooling products. Home energy monitors are designed to monitor the electricity consumption of appliances such as air conditioners and freezers.

Certain cooling and energy management products incorporate Wi-Fi and Bluetooth connectivity and can be remotely controlled through third-party IoT applications. Certain products also incorporate third-party algorithms that enable automated adjustment based on environmental conditions or user preferences and energy-management functions. Landvision HK does not develop the underlying IoT or AI technology used in these products and instead focuses on product selection, application scenarios, supply chain integration and quality control.

S-10

Technology and Product Development

Landvision HK does not currently maintain an independent research and development center or dedicated R&D personnel. The underlying technologies incorporated into its products are generally developed or provided by its third-party suppliers. Landvision HK focuses instead on product selection based on market demand, product appearance design, coordination with manufacturers on product customization, supply chain management and quality control. Landvision HK’s products generally utilize third-party IoT platforms that provide functions including remote control through mobile applications, real-time synchronization of device status and over-the-air firmware upgrades. Certain products incorporate AI functionality, including human and event recognition, obstacle avoidance and automated environmental controls. The underlying AI algorithms are embedded in the products by Landvision HK’s suppliers and operate through third-party IoT platforms. Landvision HK does not independently develop, or jointly develop with third parties, these AI algorithms.

Manufacturing, Supply Chain and Quality Control

Landvision HK does not own, lease or operate manufacturing facilities and outsources all manufacturing and assembly of its products to third-party manufacturers. Its cooperating manufacturers are primarily located in electronics manufacturing clusters in the southeastern coastal regions of China. These manufacturers are responsible for procuring the raw materials and components required for production, including electronic components, plastics and sensors.

Landvision HK works principally with manufacturers of smart hardware and consumer electronics whose products have obtained international energy-efficiency and safety certifications, such as CE, FCC and UL certifications. Landvision HK maintains relationships with core suppliers for its product lines and also maintains a pool of alternative manufacturers to mitigate potential supply disruptions. Landvision HK maintains a supply-chain quality management system and performs quality-control procedures on products supplied by its manufacturers. Its quality-control personnel review manufacturers’ production-line testing reports, including testing relating to network stability, application functionality, electrical safety and, where applicable, AI recognition functionality. Following delivery to Landvision HK’s warehouse, its quality-control personnel also conduct random inspections before products are accepted into inventory.

Sales, Customers and Geographic Markets

Landvision HK sells its products principally through wholesale and direct sales channels. Approximately 70% to 80% of its sales are made to wholesale customers, with approximately 20% to 30% made through direct sales to retailers. Wholesale customers generally purchase products in bulk. Landvision HK generally enters into quarterly sales agreements with its wholesale customers that specify minimum order quantities. Sales to retailers are generally made without long-term agreements or minimum purchase commitments.

Landvision HK’s products are sold in a number of international markets. Its wholesale customers resell its products to retailers in markets including Hong Kong, Japan, Malaysia and Indonesia. Landvision HK also sells products through relationships with Hong Kong agents or branches of overseas companies, including those serving markets in Australia and Canada. In Canada, Landvision HK primarily sells smart locks.

Intellectual Property and Certifications

Landvision HK does not currently own patents, software copyrights or other technology-related intellectual property rights because it does not develop the underlying hardware or software incorporated into its products. It applies for trademark registrations in connection with its own brands. Product certifications, including applicable CE, FCC, energy-efficiency and electrical-safety certifications, are generally obtained and maintained by the third-party manufacturers responsible for developing and manufacturing the relevant products. Landvision HK does not currently hold Matter-related certifications because its products do not currently use the Matter standard.

Corporate Information

The Company was incorporated under the laws of the British Virgin Islands on July 25, 2023 for the purpose of effecting the Business Combination, which was consummated on July 31, 2024, and to serve as the publicly traded holding company. See “Corporate Structure and History” above for further details of the Business Combination. The Company owns no material assets other than its interests in its operating subsidiaries acquired in the Business Combination, which operate in mainland China and Taiwan.

Our principal executive offices are located at 1F, No. 6-2, Duxing Road, Hsinchu Science Park, Hsinchu City 300096, Taiwan. Our telephone number at this address is +886-3-5781899. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, DE 19711.

SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website www.mkdwell.com. The information contained on our website is not a part of this prospectus supplement.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will be an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination. As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in Management’s Discussion and Analysis of Financial Condition and Results of Operations; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

S-11

Foreign Private Issuer

We report under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) certain provisions of Section 16 of the Exchange Act; provided that, pursuant to recent amendments, our directors and executive officers are required to file public reports of their beneficial ownership and trading activities under Section 16(a), while remaining exempt from the short-swing profit liability provisions of Section 16(b); and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure and corporate governance rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation and other disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

The Company is a BVI business company. Nasdaq Listing Rules permit a foreign private issuer like the Company to follow the corporate governance practices of the Company’s home country. Certain corporate governance practices in the BVI, which is the Company’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies. The Company has informed Nasdaq that it intends to follow certain BVI corporate governance practices in lieu of certain requirements of the Nasdaq Listing Rules, including Rule 5605(b)(2) (executive sessions of independent directors), Rule 5620(a) (annual meetings of shareholders), Rule 5620(b) (proxy solicitation), Rule 5635(a) (certain acquisition-related issuances), Rule 5635(b) (change-of-control issuances), Rule 5635(c) (equity compensation arrangements), Rule 5635(d) (certain 20% issuances), Rule 5250(b)(3) (certain disclosure requirements) and Rule 5250(d) (distribution of annual and interim reports to shareholders). See “Item 3. Key Information—Risk Factors—Risks Related to the Company’s Securities—As a BVI business company, the Company is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if the Company complied fully with Nasdaq corporate governance listing standards.” in our 2025 Annual Report.

S-12

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Securities Offered by Us	Ordinary Shares having an aggregate offering price of up to $100,000,000, subject to the limitations under General Instruction I.B.1. and I.B.5. of Form F-3.

Securities Outstanding Immediately Before the Offering

As of September 9, 2026, there were 34,198,442 Ordinary Shares issued and outstanding, entitling the holder to one vote per share, 274,367 unlisted Class A Preferred Shares issued and outstanding, each entitling the holder to 100 votes per share and 6,036,875 Warrants issued and outstanding. Following the 1-for-30 reverse stock split of the Company’s Ordinary Shares which was completed on January 26, 2026, the terms of the Warrants were adjusted, which entitles the holder to purchase Ordinary Shares at an exercise price of $345.00 per share, with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share. The Warrants will expire five years after the completion of the Business Combination, on 5.00 p.m. New York time, on July 31, 2029, or earlier upon redemption or liquidation in accordance with their terms.

Ordinary Shares to be Outstanding Immediately After the Offering

Up to 44,299,452 Ordinary Shares, after giving effect to the sale of an assumed 10,101,010 Ordinary Shares in this offering, and assuming an offering price of $9.9 per share, which was the closing price per Ordinary Share on the Nasdaq Capital Market on September 9, 2026.(1) The actual number of Ordinary Shares issued will vary depending on the price at which the Ordinary Shares may be sold from time to time.

Plan of Distribution	The Ordinary Shares will be offered through an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, that may be made from time to time through or to the Agent, as designated by the Company. The Agent will act as sales agent and will use commercially reasonable efforts to sell on our behalf all of the Ordinary Shares requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution” on page S-28 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sale of our Ordinary Shares pursuant to this offering, if any, for general corporate purposes. See “Use of Proceeds” on page S-18 of this prospectus supplement.

Risk Factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our 2025 Annual Report, for a discussion of risks you should carefully consider before investing in our securities.

Trading Symbol	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MKDW.” Our Warrants are currently listed on the Nasdaq Capital Market under the symbol “MKDWW.”

(1)	The number of Ordinary Shares to be outstanding after this offering is based on 34,198,442 Ordinary Shares outstanding as of September 9, 2026, excluding 1,212,667 treasury shares.

S-13

RISK FACTORS

Investing in our Ordinary Shares offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors described below, and the information incorporated by reference to 2025 Annual Report under the caption “Risk Factors,” in our Current Reports on Form 6-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in this prospectus supplement and the accompanying prospectus before acquiring our Ordinary Shares. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in our Ordinary Shares. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find Additional Information” and “Incorporation by Reference” elsewhere in this prospectus supplement.

Risks Related to This Offering

We will have broad discretion to use the net proceeds from this offering and the investment of these proceeds may not yield a favorable return. We may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Ordinary Shares.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Sales of a significant number of our Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Ordinary Shares.

Sales of a substantial number of our Ordinary Shares in the public markets could depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our shares would have on the market price of our Ordinary Shares.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The actual number of Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain. Therefore, it is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement, and the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares. The number of shares that are sold by the designated Agent after delivering a placement notice, if any, will fluctuate based on a number of factors, including the market price of our Ordinary Shares during the sales period, the limits we set with the Agent in any applicable issuance notice and the demand for our Ordinary Shares during the sales period. Because the price per share sold will fluctuate based on the market price of our Ordinary Shares during the sales period, it is currently not possible to predict the number of our Ordinary Shares that will be sold or the aggregate proceeds we will raise in connection with those sales under the Sales Agreement, and we may not sell any Ordinary Share pursuant to the Sales Agreement.

S-14

The Ordinary Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase our Ordinary Shares in this offering at different times will likely pay different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of Ordinary Shares to be sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for Ordinary Shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Because we do not expect to pay cash dividends on Ordinary Shares for the foreseeable future, you may not receive any return on investment unless you sell your Ordinary Shares at a price greater than what you paid for them.

It is expected that we will retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, it is not expected that we will pay any cash dividends in the foreseeable future. Our board of directors has discretion as to whether to distribute dividends out of lawfully available funds. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. As a result, you may not receive any return on an investment in the Ordinary Shares unless you sell such shares for a price greater than that which you paid for them.

You may experience immediate and substantial dilution in the book value per Ordinary Share you purchase.

Because the prices per share at which Ordinary Shares are sold in this offering may be substantially higher than our book value per Ordinary Share, you may suffer immediate and substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to (i) the 30,000,000 Ordinary Shares issued as consideration for the acquisition of Landvision BVI, and (ii) the sale of our Ordinary Shares in the maximum aggregate offering amount of $100,000,000 at an assumed offering price of $9.9 per Ordinary Share, which was the closing price of our Ordinary Shares on the Nasdaq Capital Market on September 9, 2026, and after deducting estimated offering commissions and expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been approximately $95.1 million, or $2.15 per share. This represents an immediate dilution of $7.75 in net tangible book value per share to purchasers of our Ordinary Shares in this offering and an immediate accretion in pro forma as adjusted net tangible book value of approximately $2.21 per share to our existing shareholders. See “Dilution” below for a more detailed discussion of the dilution you may incur in connection with this offering. The actual offering amount and sale price of the Ordinary Shares sold pursuant to this prospectus supplement will depend on market conditions, investor interest and our negotiations with the Agent.

S-15

Under the PRC laws, the approval of and the filing with the CSRC or other PRC government authorities may be required in connection with this offering and any of our future offering and listing in an overseas market, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle, that is controlled directly or indirectly by the PRC companies or individuals and that has been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC currently has not issued any definitive rule or interpretation concerning whether our offshore offerings are subject to the M&A Rules. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the CSRC issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies and issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments. These draft measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. These draft measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listing Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Companies and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Overseas Listing Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations and regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, (i) an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC; and (ii) the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering, issuance of convertible bonds, offshore relisting after go-private transactions and other equivalent offering activities in an overseas market. In addition, after a domestic company has offered and listed securities in an overseas market, it is required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to change of control and voluntary or mandatory delisting. The Company submitted the filing with the CSRC on September 21, 2023 in connection with its business combination with Cetus Capital. According to the Overseas Listing Trial Measures and communication with the CSRC, the Company’s business combination was not within the scope of the Overseas Listing Trial Measures. The Company has obtained confirmation that its business combination, which closed on July 31, 2024, and listing on Nasdaq does not require further review or approval by CSRC. In addition, the Company believes that it is not required to make a filing with the CSRC in connection with this offering pursuant to the Overseas Listing Trial Measures. However, there can be no assurance that the CSRC will agree with the Company’s determination. We may be required to file with the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such filing procedures for this offering and our listing on Nasdaq as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares.

S-16

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions are issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 with the Overseas Listing Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Overseas Listing Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the Regulation on Network Data Security Management, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered.

Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirements could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

S-17

Recent changes to Nasdaq’s continued listing standards, including more stringent requirements relating to minimum bid price and market value, could make it more difficult for us to maintain the listing of our Ordinary Shares on Nasdaq.

Our Ordinary Shares are listed on the Nasdaq Capital Market. To maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, we are required to satisfy certain continued listing requirements, including, among others, requirements relating to the minimum bid price and market value of our Ordinary Shares. There can be no assurance that we will continue to satisfy the applicable Nasdaq continued listing requirements.

Nasdaq has recently amended its continued listing rules to impose more stringent requirements on companies that fail to satisfy the minimum bid price requirement. Nasdaq Listing Rule 5550(a)(2) generally requires a company listed on the Nasdaq Capital Market to maintain a minimum bid price of $1.00 per share. Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), if a company’s security fails to satisfy the minimum bid price requirement and the company has effected a reverse stock split over the prior one-year period, or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, the company will not be eligible for the compliance period that would otherwise be available to regain compliance with the minimum bid price requirement and Nasdaq will issue a Staff Delisting Determination. We effected a 1-for-30 reverse stock split of our Ordinary Shares on January 26, 2026. Accordingly, if our Ordinary Shares fail to satisfy Nasdaq’s minimum bid price requirement during the one-year period following the reverse stock split, we would not be eligible for the compliance period that would otherwise be available to regain compliance with the minimum bid price requirement and could become subject to a Staff Delisting Determination. There can be no assurance that the trading price of our Ordinary Shares will remain above the minimum bid price required by Nasdaq or that we will otherwise continue to satisfy Nasdaq’s continued listing requirements.

In addition, on July 22, 2026, the SEC approved a Nasdaq rule change that would establish a new continued listing requirement applicable to companies listed on the Nasdaq Global Market and Nasdaq Capital Market requiring a minimum Market Value of Listed Securities (“MVLS”) of $5.0 million. Under the rule as approved, if a company’s MVLS remains below $5.0 million for 30 consecutive business days, Nasdaq would issue a Staff Delisting Determination and suspend trading in the company’s securities without providing the company a compliance or cure period. In addition, a request for a hearing before a Nasdaq Hearings Panel would not stay the suspension of trading pending the hearing. The SEC’s July 22, 2026 approval order is currently stayed pending review by the SEC, and accordingly, the new $5.0 million MVLS continued listing requirement is not currently in effect. There can be no assurance, however, as to the outcome or timing of the SEC’s review or whether or when the stay will be lifted and the new requirement will become effective. If the new requirement becomes effective and the MVLS of our Ordinary Shares remains below $5.0 million for 30 consecutive business days, our Ordinary Shares could be suspended from trading and delisted from Nasdaq without a compliance or cure period. As of August 21, 2026, the MVLS of our Ordinary Shares was substantially in excess of $5.0 million. However, the market price of our Ordinary Shares may fluctuate significantly, and there can be no assurance that we will continue to satisfy this or any other applicable Nasdaq continued listing requirement.

If we fail to satisfy Nasdaq’s continued listing requirements and our Ordinary Shares are delisted from Nasdaq, there could be a limited market for our Ordinary Shares, and trading in our Ordinary Shares could become more difficult. Delisting could also result in a decline in the market price and liquidity of our Ordinary Shares, reduce the ability of investors to purchase or sell our Ordinary Shares, adversely affect our ability to raise additional capital, result in the loss of institutional investor interest and otherwise adversely affect our business and financial condition. If our Ordinary Shares were delisted from Nasdaq, they may be eligible to trade on an over-the-counter market; however, there can be no assurance that an active market would develop or be sustained.

USE OF PROCEEDS

We may offer and sell our Ordinary Shares having aggregate sales proceeds of up to $100,000,000 from time to time, subject to the limitations under General Instruction I.B.1. and I.B.5. of Form F-3. The amount of net proceeds from this offering will depend upon the number of our Ordinary Shares sold and the market prices at which such shares are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any Ordinary Share under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of our Ordinary Shares offered by us under this prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, future acquisitions and strategic investment opportunities, although we have no current plans, commitments or agreements with respect to any such expenditures, acquisitions or investment opportunities as of the date of this prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade instruments or hold them as cash or cash equivalents.

The amount and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

S-18

CERTAIN MATERIAL INCOME TAX CONSIDERATIONS

British Virgin Islands Taxation

Under the current laws of the BVI, a holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the BVI Companies Act. In addition, shares of companies incorporated or re-registered under the BVI Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

The Company is not subject to income, corporation or capital gains tax in the BVI. In addition, the Company’s payment of dividends, if any, is not subject to withholding tax in the BVI.

Mainland China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of mainland China with a “de facto management body” within mainland China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. The SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a mainland China-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by mainland China enterprises or mainland China enterprise groups, not those controlled by mainland China individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be regarded as a mainland China tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in mainland China.

If the mainland China tax authorities determine that Group is a mainland China resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% mainland China tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within mainland China, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is unclear whether our non-mainland China individual shareholders would be subject to any mainland China tax on dividends or gains obtained by such non-mainland China individual shareholders in the event we are determined to be a mainland China resident enterprise. If any mainland China tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is also unclear whether non-mainland China shareholders would be able to claim the benefits of any tax treaties between their jurisdiction of tax residence and mainland China in the event that the Group is treated as a mainland China resident enterprise.

S-19

Provided that our BVI holding company, MKDWELL Tech Inc., is not deemed to be a mainland China resident enterprise, holders of our ordinary shares who are not mainland China residents will not be subject to mainland China income tax on dividends distributed by us or gains realized from the sale or other disposition of our ordinary shares. However, under SAT Circular 7 and SAT Circular 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a mainland China resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the nonresident enterprise, being the transferor, or the transferee or the mainland China entity that directly owned such taxable assets must report to the tax authority such indirect transfer. Using a “substance over form” principle, the mainland China tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring mainland China tax. As a result, gains derived from such indirect transfer may be subject to mainland China enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a mainland China resident enterprise. We and our non-mainland China resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7 and SAT Circular 37, and we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37, or to establish that we and our non-mainland China resident investors should not be taxed under these circulars.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of Ordinary Shares by a U.S. Holder (as defined below) and holds the Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, minimum tax and other non-income tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	holders who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our stock (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities;

all of whom may be subject to tax rules that differ significantly from those discussed below.

S-20

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Ordinary Shares are urged to consult their tax advisors regarding an investment in the Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets and the market price of our Ordinary Shares, we do not believe that we were a PFIC for the current or next taxable year. However, no assurance can be given that we will not be or become a PFIC in the current or future taxable years because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets and the value of our assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares from time to time (which may be volatile). The market price of our Ordinary Shares may continue to fluctuate considerably and, consequently, we cannot assure you of our PFIC status for any taxable year. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

S-21

If we are a PFIC for any year during which a U.S. Holder holds the Ordinary Shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on the Ordinary Shares (including the amount of any mainland China tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a mainland China resident enterprise under the mainland China tax law, we are eligible for the benefit of the United States-mainland China income tax treaty, or the Treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. The Ordinary Shares are listed on the Nasdaq Stock Market. We believe that our Ordinary Shares are readily tradable on an established securities market in the United States and that we are a qualified foreign corporation with respect to dividends paid on our Ordinary Shares. There can be no assurance that our Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Ordinary Shares.

In the event that we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law (see “— Mainland China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares, regardless of whether our Ordinary Shares are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph.

For U.S. foreign tax credit purposes, dividends paid on the Ordinary Shares generally will be treated as income from foreign sources and generally will constitute passive category income. If mainland China withholding taxes apply to dividends paid to a U.S. Holder with respect to the Ordinary Shares, such U.S. Holder may be able to obtain a reduced rate of mainland China withholding taxes under the Treaty if certain requirements are met. In addition, subject to certain conditions and limitations, mainland China withholding taxes on dividends that are nonrefundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

S-22

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. The gain or loss will generally be capital gain or loss. Individuals and other non-corporate U.S. Holders who have held the Ordinary Shares for more than one year will generally be eligible for reduced tax rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign ta x credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a mainland China resident enterprise under the mainland China Enterprise Income Tax Law, U.S. Holders may be eligible for the benefits of the Treaty. In such event, if mainland China tax were to be imposed on any gain from the disposition of the Ordinary Shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as mainland China source income. Pursuant to Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any mainland China tax imposed on the disposition of the Ordinary Shares. U.S. Holders are urged to consult their tax advisors regarding the creditability or deduction of any mainland China tax, their eligibility for benefits under the Treaty and the potential impact of the Treasury Regulations.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Ordinary Shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of our Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of our Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the Ordinary Shares and we cease to be a PFIC, the holder will not take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable United States Treasury regulations. The Ordinary Shares are traded on the Nasdaq Stock Market, which is a qualified exchange. We anticipate that the Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns the Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consideration of owning and disposing of the Ordinary Shares if we are or become a PFIC, including the availability and possibility of making a mark-to-market election.

S-23

DESCRIPTION OF SHARE CAPITAL

General

As of September 9, 2026, there were 34,198,442 Ordinary Shares issued and outstanding, entitling the holder to one vote per share, 274,367 unlisted Class A Preferred Shares issued and outstanding, each entitling the holder to 100 votes per share and 6,036,875 Warrants issued and outstanding. Following the 1-for-30 reverse stock split of the Company’s Ordinary Shares which was completed on January 26, 2026, the terms of the Warrants were adjusted, which entitles the holder to purchase Ordinary Shares at an exercise price of $345.00 per share, with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share. The Warrants will expire five years after the completion of the Business Combination, on 5.00 p.m. New York time, on July 31, 2029, or earlier upon redemption or liquidation in accordance with their terms.

The Company’s Shares

The following includes a summary of the terms of the Company’s Ordinary Shares and Class A Preferred Shares, based on its Amended and Restated Memorandum and Articles of Association and BVI law.

General. The Company is authorized to issue an unlimited amount of shares of no par value each divided into (a) Ordinary Shares and (b) five (5) classes of preferred shares. All of the Company’s issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares do not need to be issued as a matter of BVI law and will not be issued, and the Company’s Amended and Restated Memorandum and Articles of Association permit its shares to be held and transferred in uncertificated form. The Company may not issue bearer shares. Each Ordinary Share entitles the holder to one vote.

Dividends. The holders of the Company Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to the Amended and Restated Memorandum and Articles of Association and the Companies Act. The Amended and Restated Memorandum and Articles of Association provides that the Company may authorize a dividend if the directors are satisfied, on reasonable grounds, that the Company will satisfy the “solvency test” as set out in the Companies Act, meaning that, immediately after the dividend, the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debts as they fall due.

Shareholders’ Meetings. The following summarizes certain relevant provisions of BVI law and the Amended and Restated Memorandum and Articles of Association in relation to our shareholders’ meetings:

●	the directors of the Company may convene meetings of shareholders at such times and in such manner and places within or outside the BVI as the directors consider necessary or desirable;

●	upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors are required to convene a meeting of the shareholders;

●	the directors convening a meeting must give not less than seven clear calendar days’ notice of the proposed meeting to those persons whose names, on the date the notice is given, appear as a shareholder in the register of members of the Company and are entitled to vote at the meeting. In determining “clear days”, the day the notice is received and the day on which the proposed meeting is to be held are not counted;

●	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

S-24

●	a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third (1/3) of the votes of the Shares entitled to vote on resolutions to be considered at the meeting;

●	a resolution of shareholders is passed at a meeting of shareholders where approved by a simple majority of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded, regard shall be had to the number of votes to which each shareholder is entitled by the articles of association.

As permitted by BVI law, the Amended and Restated Memorandum and Articles of Association permits the adoption by the shareholders of resolutions in writing, provided that such resolution is approved by the holders of a majority of shares entitled to vote thereon.

Liquidation. On a liquidation of the Company, the assets of the Company remaining available for distribution after satisfaction of its liabilities will be distributed among the holders of the Company’s shares in accordance with the respective rights and preferences attaching to those shares under the Amended and Restated Memorandum and Articles of Association.

Inspection of Books and Records. A shareholder of the Company is entitled, on giving written notice to the Company, to inspect certain limited records of the Company and make copies or extracts from those records, subject to the provisions of the BVI Business Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, including the directors’ ability in certain circumstances to refuse access where they are satisfied that inspection would be contrary to the Company’s interests. The Company will also provide its shareholders with annual audited financial statements at a meeting of the shareholders. See “Where You Can Find More Information.”

Issuance of Additional Shares. The Amended and Restated Memorandum and Articles of Association authorizes its Board of Directors to issue an unlimited number of shares of no par value each from time to time as its Board of Directors shall determine, divided into six classes.

The Amended and Restated Memorandum and Articles of Association also authorizes the Company’s Board to establish and designate from time to time up to five classes of preferred shares (including the established and designated Class A Preferred Shares) and to determine, with respect to any series of preferred shares, the terms and rights, preferences and restrictions of that series, including (among other things):

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The Company’s Board may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares. It should be noted that the rights attaching to any preferred shares may rank in priority to those attached to the Company Ordinary Shares.

Class A Preferred Shares. As of June 1, 2026, the Company had 274,367 Class A Preferred Shares issued and outstanding, all of which are held by the Company’s CEO Mr. Ming-Chia Huang. Each Class A Preferred Share confers upon the holder (a) the right to 100 votes at a meeting of the shareholders of the Company or on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company; and (c) the right to an equal share in the distribution of surplus assets of the Company on its liquidation.

Anti-Takeover Provisions. Some provisions of the Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that authorize the Company’s Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

The Company’s Transfer Agent and Warrant Agent

The transfer agent for our Ordinary Shares and warrant agent for our Warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

S-25

DIVIDEND POLICY

Our board of directors has discretion whether to authorize and pay dividends, subject to the BVI Business Companies Act and our Amended and Restated Memorandum and Articles of Association. The directors may authorize a dividend only if they are satisfied, on reasonable grounds, that immediately after payment of the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. The form, frequency and amount of any dividend will depend on our future operations and earnings, capital requirements, financial condition, contractual restrictions and other factors that the board of directors considers relevant.

Since inception, we have not declared or paid any dividends on our Ordinary Shares. We do not have any present plan to declare any cash dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and grow our business.

We are a holding company incorporated in the British Virgin Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. We currently have two subsidiaries incorporated in mainland China, MKD Jiaxing and MKD Shanghai. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. For example, under PRC laws and regulations, we are permitted to use the net proceeds of our subsequent offerings to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of necessary registrations with government authorities and required governmental approvals, we may extend inter-company loans or make additional capital contributions to our PRC subsidiaries. We cannot assure you that we will be able to make such registrations or obtain such approvals in a timely manner, or at all. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds from the Business Combination to make loans or additional capital contributions to our PRC subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” in our 2025 Annual Report, incorporated herein by reference.

S-26

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026, presented on:

●	on an actual basis adjusted retrospectively to give effect to the 1-for-30 reverse stock split;

●	on a pro forma basis, giving effect to the consummation of our acquisition of Landvision BVI on August 7, 2026, including the issuance of 30,000,000 Ordinary Shares as consideration for the acquisition; and

●	on a pro forma as adjusted basis, giving effect to the pro forma adjustments described above and the sale of an assumed maximum of 10,101,010 Ordinary Shares in this offering at an assumed offering price of $9.9 per Ordinary Share, after deducting sales agent commissions and estimated offering expenses payable by us. The actual offering amount and sale price of the Ordinary Shares sold pursuant to this prospectus supplement will depend on market conditions, investor interest and our negotiations with the Agent.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” in our 2025 Annual Report and our half year report for the six months ended June 30, 2026 included in our current report on Form 6-K dated September 8, 2026, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2026
	Actual	Pro Forma	Pro Forma as adjusted
	(in thousands, except share and per share amounts)
Cash and cash equivalents	$38	$198	$97,473
Debt:
Current borrowings	2,862	2,862	2,862
Non-current borrowings	2,985	2,985	2,985
Total debt	5,847	5,847	5,847
Stockholders’ equity:
Ordinary shares (no par value; unlimited shares authorized as of June 30, 2026; 4,198,442 shares outstanding as of June 30, 2026 on an actual basis; 34,198,442 shares outstanding on a pro forma basis; and 44,299,452 shares outstanding on a pro forma as adjusted basis)	16	106	136
Class A Preferred shares (no par value; 274,366 shares issued and outstanding as of June 30, 2026)	1	1	1
Additional paid-in capital	27,137	267,047	364,292
Accumulated deficit	(22,575)	(22,606)	(22,606)
Treasury Stock	(7,020)	(7,020)	(7,020)
Accumulated other comprehensive income	(65)	(65)	(65)
Total stockholders’ equity	(2,506)	237,463	334,738
Total capitalization	$3,341	$243,310	$340,585

The number of our Ordinary Shares outstanding as of June 30, 2026 excluded 1,212,667 Ordinary Shares repurchased as treasury shares, and excludes any shares that may be issuable pursuant to outstanding warrants or other convertible securities.

Furthermore, the table above assumes for illustrative purposes that an aggregate of 10,101,010 Ordinary Shares are sold at an assumed offering price of $9.9 per share. The actual number of Ordinary Shares sold, if any, will vary depending on the actual sales price per share based on prevailing market conditions from time to time during this offering. There is no assurance that we will sell any or all Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus.

DILUTION

If you invest in our Ordinary Shares in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our Ordinary Shares immediately after this offering.

S-27

Our net tangible book value on June 30, 2026 was approximately negative $4,070,743, or negative $0.97 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Ordinary Shares in this offering and the net tangible book value per share immediately after this offering.

After giving effect to the consummation of the acquisition of Landvision BVI, including the issuance of 30,000,000 Ordinary Shares as consideration therefor (the “Consideration Shares”), our pro forma net tangible book value as of June 30, 2026 would have been approximately negative $2,178,129, or negative $0.06 per Ordinary Share. After giving effect to (i) the consummation of the acquisition of Landvision BVI, including the issuance of 30,000,000 Ordinary Shares as consideration therefor, and (ii) the assumed issuance and sale of an aggregate of 10,101,010 Ordinary Shares in this offering at an assumed offering price of $9.9 per Ordinary Share, after deducting sales agent commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2026 would have been approximately $95.1 million, or $2.15 per Ordinary Share. This represents an immediate increase in net tangible book value of $2.21 per share to our existing shareholders and an immediate dilution of $7.75 per share to new purchasers of Ordinary Shares in this offering, as illustrated in the following table:

Assumed public offering price per share	$9.9
Net tangible book value per share as of June 30, 2026	$(0.97)
Pro forma net tangible book value per share as of June 30, 2026 after giving effect to the Consideration Shares	$(0.06)
Increase in pro forma net tangible book value attributable to this offering	$2.21
Pro forma as adjusted net tangible book value per share as of June 30, 2026, after giving effect to the Consideration Shares and this offering	$2.15
Dilution in net tangible book value per share to new investors in this offering	$7.75

The table above assumes for illustrative purposes that an aggregate of 10,101,010 Ordinary Shares are sold in this offering at a price of $9.9 per share, the closing price of our Ordinary Shares on the Nasdaq Capital Market on September 9, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices. The actual number of and actual sale price of the Ordinary Shares sold pursuant to this prospectus supplement will depend on market conditions, investor interest and our negotiations with the Agent.

The number of Ordinary Shares to be outstanding after this offering is based on 34,198,442 Ordinary Shares (excluding 1,212,667 Ordinary Shares repurchased as treasury shares) outstanding as of this prospectus supplement.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of new options are issued and exercised under our equity incentive plans or we issue additional ordinary shares, other equity securities or convertible debt securities in the future.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Maxim Group LLC on September 11, 2026. Under the terms of the Sales Agreement, we may offer and sell up to $100,000,000 of our Ordinary Shares from time to time through the Agent. The actual number of shares offered and sold by us pursuant to the Sales Agreement shall not exceed the lesser of (a) the number or dollar amount of Ordinary Shares registered and currently available on the Registration Statement and as reflected on the Prospectus Supplement, pursuant to which the offering is being made, (b) the number of authorized but unissued Ordinary Shares (less the number of Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), or (c) the number or dollar amount of Ordinary Shares that would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form F-3, including, if applicable, General Instruction I.B.5 of Form F-3.

S-28

Sales of our Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Ordinary Shares in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to the Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell our Ordinary Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may designate the maximum amount of Ordinary Shares to be sold through the Agent on a daily basis or otherwise as we and the Agent agree and the minimum price per share of Ordinary Shares at which such Ordinary Shares may be sold. We may instruct the Agent not to sell Ordinary Shares if the sales cannot be affected at or above the price designated by us from time to time. We or the Agent may suspend the offering of Ordinary Shares upon notice and subject to other conditions.

The Agent will be entitled to a commission equal to (i) 3.0% of the gross sales price of the shares sold under the Sales Agreement with respect to the portion of aggregate gross proceeds up to and including $10 million, (ii) 2.75% with respect to aggregate gross proceeds in excess of $10 million and up to and including $20 million, and (iii) 2.5% with respect to aggregate gross proceeds in excess of $20 million. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain costs and out-of-pocket expenses incurred in connection with its obligations under the Sales Agreement, including the reasonable fees and expenses of the Agent’s counsel, in an aggregate amount not to exceed $50,000, excluding the periodic due diligence fees described below. In addition, we have agreed to reimburse the Agent $5,000 on a quarterly basis while the Sales Agreement remains in effect and the Agent performs quarterly due diligence relating to us. We estimate that the total expenses of this offering payable by us, excluding compensation and expenses payable to the Agent under the Sales Agreement, will be approximately $0.1 million.

Unless otherwise agreed between us and the Agent, settlement for sales of our Ordinary Shares will occur on the first Trading Day following the date on which such sales are made (or on any such shorter settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time), in return for payment of the net proceeds to us. Sales of our Ordinary Shares as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Ordinary Shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Ordinary Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement at our sole discretion at any time upon five (5) Business Days’ prior written notice, and the Agent may terminate the Sales Agreement in its sole discretion at any time upon ten (10) Business Days’ prior written notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to our Form 6-K filed and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find Additional Information” and “Incorporation by Reference” included in this prospectus supplement.

S-29

The Agent and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Agent and such affiliates may in the future receive customary fees and expenses for these transactions. The Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, the Agent will not engage in any market-making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement.

This prospectus supplement may be made available in electronic format on a website maintained by the Agent, and the Agent may distribute this prospectus electronically.

Other than in the United States, no action has or will be taken by us or the Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters of United States federal securities and New York State law. The validity of the Ordinary Shares offered in this prospectus supplement and legal matters as to British Virgin Islands law will be passed upon by Mourant Ozannes (British Virgin Islands). The Agent is being represented in connection with this offering by Pryor Cashman LLP, New York, New York. Sichenzia Ross Ference Carmel LLP and Pryor Cashman LLP may rely upon Mourant Ozannes (British Virgin Islands) with respect to matters governed by British Virgin Islands law.

EXPERTS

The consolidated financial statements of MKDWELL Tech Inc., as of December 31, 2025, and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been audited by Guangdong Prouden CPAs GP, an independent registered public accounting firm, as stated in their report appearing in the 2025 Annual Report. Such consolidated financial statements are incorporated by reference herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of Guangdong Prouden CPAs GP is Ste.2201, Yuehai Financial Center, No. 21 Zhujiang West Road, Guangzhou, China.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including Annual Reports on Form 20-F, and other information with the SEC. As a foreign private issuer, (i) we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, (ii) our executive officers and directors are exempt from the short-swing rules contained in Section 16 of the Exchange Act, and (iii) our principal shareholders are exempt from the reporting and short-swing rules contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be obtained at the SEC’s website at www.sec.gov.

S-30

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in that registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein about these documents are summaries and each such statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website.

INCORPORATION BY REFERENCE

This prospectus supplement incorporates by reference important information about us that is not included in or delivered with this document. The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference herein is current only as of the date of such document, and the incorporation by reference of any such document shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference herein is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference herein by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference hereinto, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus supplement the following documents:

1.	Our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 30, 2026 (File No. 001-42197);

2.	Our Reports on Form 6-K furnished to the SEC on July 17, 2026 (as amended on August 20, 2026), July 22, 2026, August 19, 2026 (as amended on August 20, 2026), and September 8, 2026;

3.	The description of the securities contained in our registration statement on Form 8-A, initially filed with the SEC on July 31, 2024 (File No. 001-42197) pursuant to Section 12 of the Exchange Act together with all amendments and reports filed for the purpose of updating that description;

4.	The registration statements on Form S-8 regarding our securities to be offered to employees in employee benefit plans filed with the SEC on March 31, 2026 (File No. 333-294774), and any post-effective amendment thereto;

5.	Any future Annual Reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

6.	Any future reports on Form 6-K that indicate that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus supplement.

Our filings with the SEC, including Annual Reports on Form 20-F and Current Reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus supplements, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

MKDWELL Tech Inc.

Attn: Mr. Ming-Chia Huang, Chief Executive Officer

1F, No. 6-2, Duxing Road,

Hsinchu Science Park,

Hsinchu City 300096, Taiwan

+886-3-5781899

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document containing the information.

S-31

PROSPECTUS

MKDWELL Tech Inc.

$100,000,000

Ordinary Shares

Warrants

Debt Securities

Rights

Units

MKDWELL Tech Inc. (the “Company”) (Nasdaq: MKDW, MKDWW) may offer, issue and sell from time to time up to $100,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares of no par value (the “Ordinary Shares”), warrants to purchase Ordinary Shares, debt securities, rights and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake. We refer to our Ordinary Shares, warrants, debt securities, rights and units collectively as “securities” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell the securities, we will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution”. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our Ordinary Shares are currently traded on the Nasdaq Capital Market under the symbol “MKDW.” Our Warrants are currently traded on Nasdaq Capital Market under the symbol “MKDWW”. Following a 1-for-30 reverse stock split effective January 26, 2026, as of June 1, 2026, we had 4,198,442 Ordinary Shares, 274,366 class A preferred shares of no par value (the “Class A Preferred Shares”) and 6,036,875 Warrants issued and outstanding. Each class A preferred share of no par value confers upon the holder (a) the right to 100 votes at a meeting of the shareholders of the Company or on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company; and (c) the right to an equal share in the distribution of surplus assets of the Company on its liquidation. Each Warrant entitles the holder to purchase Ordinary Shares at an exercise price of $345.00 per share (reflecting the 1-for-30 reverse stock split), with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share. The closing price of our Ordinary Shares on Nasdaq on June 1, 2026 was $8.68 per share and the closing price of our Warrants on June 1, 2026 was $0.011 per Warrant. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates is approximately $31,847,083, based on 4,198,442 Ordinary Shares issued and outstanding, of which 3,643,831 Ordinary Shares are held by non-affiliates, and the price of $8.74 per share based on the closing sale price of our Ordinary Shares on May 28, 2026, which is the highest closing sale price of our Ordinary Shares on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on the registration statement to which this prospectus forms a part at a value exceeding one-third of the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) in any 12-month period so long as our public float remains below $75,000,000.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the term the “Company,” “we,” “us,” or “our” refer to MKDWELL Tech Inc., a British Virgin Islands business company. All references to the term “Group” refer to MKDWELL Tech Inc. and its subsidiaries as a whole. The Company is a holding company incorporated in the British Virgin Islands. As a holding company with no material operations of its own, the Company conducts substantially all of its operations through its operating subsidiaries in the PRC and Taiwan. Because of the Company’s corporate structure, and since the Group’s operations are primarily located in the PRC and Taiwan, the Group will be subject to various legal and operational risks and uncertainties associated with being based in or having the majority of our operations in China and the complex and evolving PRC laws and regulations. Any failure or perceived failure to fully comply with regulatory requirements could significantly limit or completely hinder the Company’s ability to offer securities to investors, cause significant disruption to its business operations, and severely damage the Company’s reputation, which could materially and adversely affect the Company’s financial condition and results of operations and could cause the value of the Company’s securities to significantly decline or be worthless. For a description of the Company’s corporate structure, see “Our Company—Corporate Structure and History” beginning on page 4.

Pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, PRC domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the China Securities Regulatory Commission (the “CSRC”) within three working days after submitting listing applications and subsequent amendments. The Company submitted the filing with the CSRC on September 21, 2023 in connection with the business combination with Cetus Capital Acquisition Corp. According to the Overseas Listing Trial Measures and communication with the CSRC, the Company’s business combination is not within the scope of the Overseas Listing Trial Measures. The Company has obtained confirmation that its business combination which closed on July 31, 2024 and listing on Nasdaq does not require further review or approval by CSRC. See “Item 3—Key Information—Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed on April 30, 2026 (the “Annual Report”).

The Company believes it will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”). In addition, the Group has obtained all requisite licenses, permits and approvals from relevant authorities in the PRC that are material to its operations. If the Company or its subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Group becomes required to obtain such permissions or approvals in the future, such developments could have a material adverse effect on the Group’s business operations and financial results. See “Summary—CAC Review and other PRC approvals”.

Cash may be transferred among the Company and its subsidiaries in the following manner: (1) funds may be transferred to the Company’s operating subsidiaries from the Company as needed in the form of capital contribution or shareholder loans; (2) dividends or other distributions may be paid by the Company’s operating subsidiaries to the Company or its intermediate holding companies; and (3) the Company’s PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. The Company and its subsidiaries are permitted under PRC laws and regulations to provide funding to the Company’s subsidiaries in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. In the future, cash proceeds raised from financings conducted outside of China, may be transferred to the Company’s PRC subsidiaries via capital contribution or shareholder loans. See page 5, “Cash Transfers and Distributions in the Group” for further details on cash transfers within the Group for the years ended December 31, 2023, 2024 and 2025.

As a holding company, the Company may rely on dividends and other distributions on equity paid by its PRC operating subsidiaries for its cash and financing requirements. The Company currently has two subsidiaries incorporated in mainland China, MKDWELL (Jiaxing) Electronic Technology Ltd. (“MKD Jiaxing”) and MKDWELL (Shanghai) Electronic Technology Ltd. (“MKD Shanghai”). Current PRC regulations permit Chinese companies to distribute dividends only out of their accumulated profits, and additionally, PRC companies are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of the company’s registered capital. Funds under such reserves are not distributable as cash dividends. In addition, if any of the Company’s PRC subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends.

Dividend or distribution payments from the Company’s PRC operating entities MKD Jiaxing and MKD Shanghai to MKDWELL Limited (“MKD Samoa”), our subsidiary incorporated in Samoa, are subject to PRC withholding tax of 10% under PRC law. Remittance of dividends by a wholly foreign-owned company, such as MKD Jiaxing and MKD Shanghai out of mainland China is subject to examination by the banks designated by the State Administration of Foreign Exchange of the PRC (“SAFE”). Dividend or distribution payments by MKD Technology Inc. (“MKD Taiwan”) to MKDWELL Limited (“MKD BVI”) shall be subject to a withholding tax of 21% under current Taiwan tax law. Under the current foreign exchange control laws and regulations of Taiwan, MKD Taiwan may, upon filing a report with the Central Bank of the Republic of China (Taiwan) (the “CBC”), purchase foreign exchange with New Taiwan Dollars and remit the same out of Taiwan for purposes other than trade or service related payments, in an amount up to US$50,000,000 (or such other amount as determined by the CBC from time to time, at its discretion) per calendar year, without special approval from the CBC. Foreign exchange purchase for purposes other than trade or service related payments exceeding the applicable ceiling would require a special approval from the CBC, which is discretionary and would be decided by the CBC on a case-by-case basis. Dividend or distribution payments by MKD BVI to the Company are not subject to withholding tax under BVI law. Similarly, dividend or distribution payments by the Company to the Company’s shareholders (so long as they are not a resident of the BVI, and including U.S. investors) are not subject to withholding tax under BVI law.

As of the date of this prospectus, no dividends or distributions have been made to the Company’s shareholders by the Company, or to any U.S. investors. For the years ended December 31, 2025 and 2024, no dividend was paid by MKD Taiwan, MKD Jiaxing or MKD Shanghai to MKD Taiwan’s or MKD Jiaxing or MKD Shanghai’s shareholders respectively, or to any U.S. investors. See “Cash Transfers and Distributions in the Group” for further details.

Currently, the Company has its own cash management policy and procedures that dictate how funds are transferred, to comply with applicable PRC laws and regulations. In addition, its PRC subsidiaries generate their revenue primarily in Renminbi, and cash transfers from the Company’s PRC subsidiaries to their parent companies outside of China are subject to PRC government regulation of currency conversion. As a result, any restriction on currency exchange may limit the ability of PRC subsidiaries to pay dividends to the Company. To the extent cash or assets in the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of mainland China due to Chinese government’s regulation and limitations on the ability of the Company or its subsidiaries by the PRC government to transfer cash or assets.

The Company’s Ordinary Shares and Warrants may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) or may be delisted from Nasdaq if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, finding that it was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong; such Determination Report was vacated on December 15, 2022. The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in China but is not currently affected by or subject to the PCAOB’s Determination Report. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. See “Item 3—Key Information—Risks Related to Doing Business in China—The Company’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely the Company’s auditor.” in our Annual Report.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from “short-swing” profit recovery provisions under Section 16 of the Exchange Act, while our principal shareholders are exempt from reporting obligations under such section. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We are further exempt from certain corporate governance requirements under the Nasdaq listing rules which are not mandatory pursuant to our home country practice.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 16 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $100,000,000. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

In this prospectus, when used herein, unless the context requires otherwise:

●	“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar;

●	“2026 Plan” or “2026 Incentive Plan” means the MKDWELL Tech Inc. 2026 Equity Incentive Plan;

●	“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of the Company currently in effect;

●	“Business Combination” means the business combination with Cetus Capital Acquisition Corp. and the other transactions consummated under the Business Combination Agreement (as defined below);

●	“Business Combination Agreement” means that certain Business Combination Agreement, dated as of June 20, 2023, by and among Cetus Capital Acquisition Corp., MKD Taiwan, MKD BVI and Ming-Chia Huang, in his capacity as the representative of the shareholders of MKD Taiwan, as it may be amended, restated, supplemented or modified from time to time;

●	“BVI” means the British Virgin Islands;

●	“Cetus Capital” means Cetus Capital Acquisition Corp., a Delaware corporation which was publicly traded and listed on Nasdaq prior to the Business Combination with the Company;

1

●	“China” or the “PRC”, in each case, means the People’s Republic of China, including Hong Kong and Macau. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

●	“CSRC” means the China Securities Regulatory Commission;

●	“Companies Act” means the BVI Business Companies Act 2020, Revised Edition (as amended) of the British Virgin Islands as the same may be amended from time to time;

●	“Company,” “we” “us” or “our” means MKDWELL Tech Inc., a British Virgin Islands business company;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“LiDAR” means light detection and ranging, a remote sensing technology that uses light to measure the distance or range of objects;

●	“MKD” or the “Group” means MKDWELL Tech Inc. and all of its subsidiaries;

●	“MKD BVI” means MKDWELL Limited, a company incorporated in the BVI with BVI Company Number 2121160;

●	“MKD Jiaxing” refers to MKDWELL (Jiaxing) Electronic Technology Ltd., a company incorporated in the PRC;

●	“MKD Samoa” refers to MKDWELL Limited, a company incorporated in Samoa;

●	“MKD Shanghai” refers to MKDWELL (Shanghai) Electronic Technology Ltd., a company incorporated in the PRC;

●	“MKD Taiwan” means MKD Technology Inc., a Taiwan corporation with registration number 28408583;

●	“Nasdaq Listing Rules” refers to the listing rules of The Nasdaq Stock Market LLC;

●	“Nasdaq” means The Nasdaq Stock Market LLC;

●	“ODM” means original design manufacturer;

●	“OEM” means original equipment manufacturer;

●	“Ordinary Shares” means, the ordinary shares of the Company with no par value;

●	“PRC Laws” means all the laws, administrative measures, regulations, rules promulgated in mainland China by the government of mainland China;

●	“RMB” or “CNY” means renminbi, the legal currency of the PRC;

●	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as may be amended;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” means the United States Securities Act of 1933, as amended;

●	“U.S.” means the United States of America;

●	“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America; and

●	“Warrants” or “Public Warrants” means the publicly traded warrants of the Company listed on Nasdaq, each Warrant entitling the holder to purchase Ordinary Shares at an exercise price of $345.00 per share, with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share, subject to adjustment in accordance with the Warrant terms.

2

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	the possibility that the Company may be adversely impacted by other economic, business, and/or competitive factors;

●	future exchange and interest rates given that Company conducts the majority of its business in the PRC and Taiwan;

●	potential adverse effects of weakened global economic conditions, particularly in the Asia Pacific region, on the Company’s business, financial condition and results of operations;

●	the Company’s ability to compete with new entrants and established companies with greater resources;

●	the Company’s dependence on its proprietary intellectual property;

●	the Company’s future financial performance, including any expansion plans and opportunities;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of the Company’s business model;

●	the Company’s ability to maintain the listing of its Ordinary Shares or Warrants on Nasdaq.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should read thoroughly this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and the documents incorporated herein by reference contain certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly evolving nature of this industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated herein by reference relate only to events or information as of the date on which the statements are made in this prospectus and the documents incorporated herein by reference. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated herein by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

3

OUR COMPANY

Overview

MKDWELL Tech Inc., or the Company, is a business company incorporated in the BVI as a holding company. The Company’s business is conducted through its main operating subsidiaries, which are MKD Taiwan, based in Hsinchu, Taiwan, and MKD Jiaxing and MKD Shanghai, based in mainland China.

The Group was founded in 2006 and is headquartered in the Hsinchu Science Park of Taiwan, which is the key hub for Taiwan’s technological development and the nucleus for worldwide semiconductor development, and where outstanding scientific and technological talents from Taiwan are gathered. Our development started with automotive electronics as its core, and this has remained our focus to this day. Our core management team has more than 15 years of work experience and qualifications in related fields. Since our early days, we have come a long way and have emerged as one of the leading suppliers of automotive electronics for passenger cars, modified commercial vehicles, camper vans and logistics vehicles. Our business coverage extends across the spectrum of research and development, design, production and sales of automotive electronic products. Our main products are intelligent camper vans control systems, LiDAR sensors, intelligent container control systems for logistics vehicles, vehicle seat control system, and we provide customers with ODM and OEM customized services. We design, manufacture and supply our products to our customers through our design center located in Hsinchu Science Park, Taiwan and our manufacturing plant in Jiaxing Science and Technology City, Jiaxing City, Zhejiang Province, China. The Group has obtained various certifications and qualifications, including IATF 16949, ISO 9001, ISO 14001, ISO 45001, and other certifications for high-tech enterprises, small and medium-sized technology enterprises, as well as intellectual property management system certification.

Corporate Structure and History

MKD Taiwan was incorporated in Taiwan in September 2006. Subsequently, as part of our business expansion, we incorporated MKD Samoa in 2010 to serve as an intermediate holding company, and we also incorporated MKD Shanghai in China in 2011 to expand into the mainland China automobile market. Our initial focus was on business marketing and product design, and during that time our production was mainly fulfilled by other contract manufacturers in Taiwan and mainland China. In order to meet our customers’ customized production goals and to continue to expand our production capacity and scope in China, we purchased land to build a production base in 2018 and incorporated MKD Jiaxing to operate such facility.

MKD Taiwan conducted a share offering in 2015 to investors in Taiwan to raise working capital. In December 2022, pursuant to requirements from PRC regulators, certain working capital loans from our shareholder and director, Mr. Ming-Chao Huang, were capitalized and converted into an equity interest of 42% in MKD Jiaxing in December 2022.

In May 2023, for the purpose of the Business Combination, MKD Taiwan held a shareholders’ meeting to seek approval from the shareholders of MKD Taiwan to, among others, (i) approve the business combination with Cetus Capital, (ii) approve the acquisition by share swap of MKD Taiwan by MKD BVI as part of the reorganization for the business combination with Cetus Capital Acquisition Corp., and (iii) the acquisition of the remaining 42% equity interest in MKD Jiaxing by MKD Taiwan.

Thereafter, MKD Taiwan commenced a reorganization by way of share acquisition (the “Taiwan Reorganization”), in which MKD BVI, a shell company newly incorporated on March 30, 2023 and solely owned by our director and chief executive officer, Mr. Ming-Chia Huang, commenced acquiring shares of MKD Taiwan directly from MKD Taiwan shareholders, in exchange for proportionate shares of MKD BVI which were issued to MKD Taiwan shareholders. MKD BVI is a redomestication platform for MKD Taiwan shareholders to exchange their MKD Taiwan shares for MKD BVI shares. Each MKD Taiwan shareholder who accepted the offer received one MKD BVI share for each MKD Taiwan share they held. As of August 2023 and the date of this prospectus, MKD BVI owns approximately 62.36% of the issued and outstanding shares of MKD Taiwan.

4

On June 20, 2023, we entered into a Business Combination Agreement with Cetus Capital, and in connection therewith, Mr. Ming-Chia Huang incorporated MKDWELL Tech Inc., or the Company, in the BVI, to serve as the publicly traded company of our Group following closing of the Business Combination. Concurrently, the Company incorporated Merger Sub 1 and Merger Sub 2 in the BVI, solely for the purpose of being merged with MKD BVI and Cetus Capital, respectively.

Following the closing of the Business Combination with Cetus Capital on July 31, 2024 and as of the date of this prospectus, our corporate structure is as follows. “Other Existing MKD Taiwan Shareholders” refer to the shareholders of MKD Taiwan who did not participate in the Taiwan Reorganization and continue to own 37.64% of MKD Taiwan after the Business Combination based on their direct ownership of the shares of MKD Taiwan.

Cash Transfers and Distributions in the Group

Cash may be transferred among the Company and its subsidiaries in the following manner: (1) funds may be transferred to the Company’s operating subsidiaries from the Company as needed in the form of capital contribution or shareholder loans; (2) dividends or other distributions may be paid by the Company’s operating subsidiaries to the Company or any intermediate holding company; and (3) the Company’s PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. The Company and its subsidiaries are permitted under PRC laws and regulations to provide funding to the Company’s subsidiaries in the form of loans or capital contributions, provided that the applicable governmental registration and approval requirements are satisfied. In the future, cash proceeds raised from financings conducted outside of China, may be transferred to the Company’s PRC subsidiaries via capital contribution or shareholder loans.

For the past three fiscal years ended December 31, 2025 and up to the date of this prospectus, no dividends or distributions were made to U.S. investors.

5

For the year ended December 31, 2023, within the Group (based on the currency conversion rates of 1 USD to 7.08 CNY; 1 USD to 31.1525 NTD):

●	MKD Jiaxing made payments for goods of a total sum of $464,952 to MKD Taiwan and $840,183 to MKD Shanghai.

●	MKD Shanghai made payments for goods of a total sum of $319,273 to MKD Jiaxing.

●	MKD Taiwan provided working capital loans of $20,843 to MKD BVI.

●	MKD BVI provided working capital loans of $360,000 to MKD Taiwan.

●	MKD Taiwan repaid a working capital loan in the amount of $360,000 to MKD BVI.

●	MKD Shanghai provided working capital loans of $96,041 to MKD Jiaxing.

●	MKD Jiaxing repaid a working capital loan in the amount of $56,495 to MKD Shanghai.

For the year ended December 31, 2024, within the Group (based on the currency conversion rates of 1 USD to 7.20 CNY; 1 USD to 32.1064 NTD):

●	MKD Taiwan made payments for goods of a total sum of $268,050 to MKD Jiaxing.

●	MKD Jiaxing provided working capital loans in the amount of $2,602,943 to MKD Shanghai.

●	MKD Shanghai provided working capital loans in the amount of $1,988,688 to MKD Jiaxing.

●	MKD Taiwan provided working capital loans of $403,000 to MKD BVI.

●	MKD Jiaxing provided a working capital loan in the amount of $250,000 to MKD BVI.

●	MKD Shanghai repaid working capital loans in the amount of $2,602,943 to MKD Jiaxing.

●	MKD Jiaxing repaid working capital loans in the amount of $1,988,688 to MKD Shanghai.

●	MKD BVI repaid a working capital loan in the amount of $50,000 to MKD Taiwan.

●	MKD Taiwan provided working capital loans of $24,000 to MKDWELL Tech Inc.

For the year ended December 31, 2025, within the Group (based on the currency conversion rates of 1 USD to 7.19 CNY; 1 USD to 31.1663 NTD):

●	MKD Taiwan made payments for goods of a total sum of $445,467 to MKD Jiaxing.

●	MKD Jiaxing provided working capital loans in the amount of $497,003 to MKD Shanghai.

●	MKD Shanghai provided working capital loans in the amount of $668,435 to MKD Jiaxing.

●	MKDWELL Tech Inc. provided working capital loans of $230,180 to MKD Taiwan.

●	MKDWELL Tech Inc repaid a working capital loan in the amount of $177,000 to MKD Taiwan.

●	MKD Taiwan provided working capital loans of $12,137 to MKDWELL Tech Inc.

6

CAC Review and other PRC approvals

Additionally, the PRC regulatory requirements regarding cybersecurity are evolving, including adopting new measures to extend the scope of cybersecurity reviews. The Company believes it will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) became effective on February 15, 2022, considering that (i) it currently do not have personal information of more than one million people and does not anticipate that it will be collecting over one million people’s personal information in the foreseeable future, (ii) it has not been identified as a “critical information infrastructure operator” by any government authorities, and (iii) it has not received any notification of cybersecurity review from relevant governmental authorities due to any impact or potential impact on national security. In addition, the Group has obtained all requisite licenses, permits and approvals from relevant authorities in the PRC that are material to its operations. If the Company or its subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and the Group becomes required to obtain such permissions or approvals in the future, such developments could have a material adverse effect on the Group’s business operations and financial results.

CSRC Filing Requirements

The PRC government initiated a series of regulatory actions and statements to regulate activities in the oversea securities listing in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the Business Combination with Cetus Capital may require the designation of an operating entity in the PRC to complete the filing procedures with the CSRC. The Company submitted the filing with the CSRC on September 21, 2023 in connection with the Business Combination with Cetus Capital. According to the Overseas Listing Trial Measures and communication with the CSRC, the Company is not within the scope of the Overseas Listing Trial Measures. The Company believes that its Business Combination which closed on July 31, 2024 and listing on Nasdaq does not require further review or approval by CSRC. See “Item 3—Key Information—Risks Related to Doing Business in China” in our Annual Report.

Recent Developments

Reverse Stock Split

On January 26, 2026, the Company filed an amended and restated memorandum and articles of association (the “A&R M&A”) with the BVI Registry of Corporate Affairs to effectuate (i) the redesignation of the par value of the (1) ordinary shares of US$0.0001 par value each; (2) class A preferred shares of US$0.0001 par value each; (3) class B preferred shares of US$0.0001 par value each; (4) class C preferred shares of US$0.0001 par value each; (5) class D preferred shares of US$0.0001 par value each; and (6) class E preferred shares of US$0.0001 par value each in the Company to no par value (the “Redesignation”); and (ii) following the Redesignation, a share combination on its ordinary Shares and the Class A preferred shares on a thirty-to-one basis (the “Share Combination”). The Redesignation and the Share Combination took effect at 9:00 a.m., Eastern Time, on January 26, 2026. As a result of the Share Combination, the number of issued ordinary shares was reduced from 141,039,933 shares to approximately 4,701,369 shares, and the number of ordinary shares outstanding was reduced from 106,459,933 to approximately 3,548,702 shares, which includes 38 participant-level round-up shares issued. No fractional shares were issued in connection with the Share Combination and fractional amounts were rounded up to the nearest whole number at the participant level. A copy of the A&R M&A has been included as Exhibit 1.4 in the Annual Report.

7

Additionally, on January 26, 2026, proportionate adjustments were made, based on the thirty-to-one ratio, to (i) the number of Ordinary Shares issuable upon exercise of the Company’s outstanding warrants to purchase one ordinary share (the “Warrants”), including a proportional decrease in the number of Ordinary Shares issuable upon exercise of each Warrant and a corresponding proportional increase in the exercise price of each Warrant, (ii) the conversion price of the Company’s outstanding convertible promissory note, which was proportionately increased, and (iii) the number of ordinary shares issuable upon conversion of the right.

Corporate Information

The Company was incorporated under the laws of the British Virgin Islands on July 25, 2023 for the purpose of effecting the Business Combination, which was consummated on July 31, 2024, and to serve as the publicly traded holding company. See “Corporate Structure and History” above for further details of the Business Combination. The Company owns no material assets other than its interests in its operating subsidiaries acquired in the Business Combination, which operate in mainland China and Taiwan.

The mailing address of the Company’s principal executive office is 1F, No. 6-2, Duxing Road, Hsinchu Science Park, Hsinchu City 300096, Taiwan, and its telephone number is +886-3-5781899. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus. Our transfer agent and warrant agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

The Company is subject to certain of the informational filing requirements of the Exchange Act. Since the Company is a “foreign private issuer”, the officers, directors and principal shareholders of the Company are exempt from the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our securities, while our principal shareholders are exempt from reporting obligations under such section. In addition, the Company is not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act. However, the Company is required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. The SEC also maintains a website at http://www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will be an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination. As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in Management’s Discussion and Analysis of Financial Condition and Results of Operations; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

8

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

Foreign Private Issuer

We report under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) certain provisions of Section 16 of the Exchange Act; provided that, pursuant to recent amendments, our directors and executive officers are required to file public reports of their beneficial ownership and trading activities under Section 16(a), while remaining exempt from the short-swing profit liability provisions of Section 16(b); and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure and corporate governance rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation and other disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

The Company is a BVI business company. Nasdaq Listing Rules permit a foreign private issuer like the Company to follow the corporate governance practices of the Company’s home country. Certain corporate governance practices in the BVI, which is the Company’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies. The Company has informed Nasdaq that it intends to follow certain BVI corporate governance practices in lieu of certain requirements of the Nasdaq Listing Rules (the “Rules”) below:

1.	Rule 5605(b)(2) of the Nasdaq Listing Rules, which requires that independent directors must have regularly scheduled meetings at which only independent directors are present.

2.	Rule 5620(a) of the Nasdaq Listing Rules, which requires that each company listing common stock or voting preferred stock, and their equivalents, shall hold an annual meeting of shareholders no later than one year after the end of the company’s fiscal year-end.

3.	Rule 5620(b) of the Nasdaq Listing Rules, which requires that each company that is not a limited partnership shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to Nasdaq.

4.	Rule 5635(a) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or (2) any director, officer or substantial shareholder (as defined by Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

9

5.	Rule 5635(b) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company.

6.	Rule 5635(c) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, except for: (1) warrants or rights issued generally to all security holders of the company or stock purchase plans available on equal terms to all security holders of the company (such as a typical dividend reinvestment plan); (2) tax qualified, non-discriminatory employee benefit plans (e.g., plans that meet the requirements of Section 401(a) or 423 of the Internal Revenue Code) or parallel nonqualified plans, provided such plans are approved by the company’s independent compensation committee or a majority of the company’s independent directors; or plans that merely provide a convenient way to purchase shares on the open market or from the company at Market Value; (3) plans or arrangements relating to an acquisition or merger as permitted under IM-5635-1; or (4) issuances to a person not previously an employee or director of the company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the company, provided such issuances are approved by either the company’s independent compensation committee or a majority of the company’s independent directors. Promptly following an issuance of any employment inducement grant in reliance on this exception, a company must disclose in a press release the material terms of the grant, including the recipient(s) of the grant and the number of shares involved.

7.	Rule 5635(d) of the Nasdaq Listing Rules, which requires that shareholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. (A) “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. (B) “20% Issuance” means a transaction, other than a public offering as defined in IM-5635-3, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or Substantial Shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

8.	Rule 5250(b)(3) of the Nasdaq Listing Rules, which requires that companies must disclose all agreements and arrangements in accordance with this rule by no later than the date on which the company files or furnishes a proxy or information statement subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 in connection with the company’s next shareholders’ meeting at which directors are elected (or, if they do not file proxy or information statements, no later than when the company files its next Form 10-K or Form 20-F).

9.	Rule 5250(d) of the Nasdaq Listing Rules, which requires among others that each company (including a limited partnership) shall make available to shareholders an annual report containing audited financial statements of the company and its subsidiaries (which, for example, may be on Form 10-K, 20-F, 40-F or N-CSR) within a reasonable period of time following the filing of the annual report with the SEC; Nasdaq companies that distribute interim reports to shareholders should distribute such reports to both registered and beneficial shareholders; each company that is not a limited partnership and is subject to Rule 13a-13 under the Securities Exchange Act of 1934 shall make available copies of quarterly reports including statements of operating results to shareholders either prior to or as soon as practicable following the company’s filing of its Form 10-Q with the SEC; each company that is not a limited partnership and is not subject to Rule 13a-13 under the Securities Exchange Act of 1934 and that is required to file with the SEC, or other regulatory authority, interim reports relating primarily to operations and financial position, shall make available to shareholders reports which reflect the information contained in those interim reports.

10

Summary of Risk Factors

An investment in our securities involves significant risks. Before making an investment decision, you should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, the risk factors contained in our Annual Report, as well as any updates to those risk factors in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein. Any of these risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our securities could decline, and you may lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

We are a holding company incorporated in the British Virgin Islands. Investing in our securities involves significant risks. We generate substantially all of our revenues from mainland China and Taiwan. Below is a summary of certain material risks we face, organized under relevant headings. For detailed discussions, see “Our Company—Summary of Risk Factors” and “Risk Factors” in this prospectus and “Item 3. Key Information” in our Annual Report, incorporated herein by reference.

Risks Related to the Business of MKD

●	A decline in automotive sales could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult to successfully achieve MKD’s business goals.

●	MKD’s projected development goals and business expansion plans may not be achieved in the time frames expected due to unforeseen factors.

●	The automotive market is highly competitive, and MKD may not be successful in competing in this industry.

●	MKD is dependent on suppliers. Timely delivery of orders is needed to meet the requirements of MKD’s customers, and a shortage of materials or components can disrupt the production of MKD’s equipment.

●	Natural resource scarcity may cause delays in the development and manufacturing of MKD’s products.

●	The automotive industry and its technology are rapidly evolving and may be subject to unforeseen changes which could adversely affect the demand for MKD’s technology or increase MKD’s operating costs.

●	The discontinuation of, the loss of business with respect to or a lack of commercial success of a particular vehicle model for which MKD is a significant supplier could reduce MKD’s sales and harm MKD’s profitability, thereby making it more difficult for us to continue to grow and achieve MKD’s business goals.

●	Adverse developments affecting one or more of MKD’s major suppliers could harm MKD’s profitability.

●	A significant product liability lawsuit, warranty claim or product recall involving MKD or one of MKD’s major customers could harm MKD’s profitability.

●	MKD is involved from time to time in legal proceedings and commercial or contractual disputes, which could have an adverse impact on MKD’s profitability and consolidated financial position.

11

●	Downturns or volatility in general economic conditions could have a material adverse effect on MKD’s business and results of operations.

●	Delays in initiation of production, implementing new production techniques or resolving problems associated with technical equipment malfunctions could adversely affect MKD’s manufacturing efficiencies.

●	We are and will continue to be under continuous pressure from MKD’s customers and competitors to reduce the price of MKD’s products, which could adversely affect MKD’s growth and profit margins.

●	New technologies could result in the development of new products by MKD’s competitors and a decrease in demand for MKD’s products, and MKD may not be able to develop new products to satisfy changes in demand, which could result in a decrease in net sales and loss of market share.

●	MKD may be subject to claims of infringement of third-party intellectual property rights or demands that MKD license third-party technology, which could result in significant expense and reduction in MKD’s intellectual property rights.

●	MKD may fail to attract or retain the qualified technical, sales, marketing and management personnel required to operate its business successfully.

●	MKD’s business may be adversely affected by obsolete inventories as a result of changes in demand for MKD’s products and change in life cycles of MKD’s products.

●	MKD is subject to foreign currency risk as a result of its operations.

●	Disruptions in the supply of raw materials and other supplies that MKD’s customers use in MKD’s products may adversely affect MKD’s profitability.

●	MKD’s business is impacted by general economic conditions in its markets, and ongoing economic and financial uncertainties may cause a decline in consumer spending that may adversely affect its business, financial condition and results of operations.

●	The nature of MKD’s business which is tied to demand for camper vans could result in operating losses during downturns.

●	Failure to protect personal or confidential information against cybersecurity breaches could subject MKD to significant reputational, financial and legal consequences and substantially harm its business and results of operations.

Risks Related to Doing Business in China

●	The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

●	Changes in China’s economic, political or social conditions, or policies could materially and adversely affect MKD’s business and operations.

●	MKD is subject to PRC laws and regulations which may change in the future. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Any non-compliance with applicable PRC laws and regulations could adversely affect our business, financial condition, results of operations, cash flows and prospects.

12

●	The Company’s securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely the Company’s auditor.

●	MKD may be required to obtain additional licenses in relation to MKD’s ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to MKD’s past operations.

●	MKD may be required to complete filing procedures with the China Securities Regulatory Commission (“CSRC”) in connection with this Business Combination. In addition, the approval of and filing with the CSRC or other PRC government authorities may be required in connection with the transaction under PRC law, and, if required, it is uncertain whether such approval can be obtained or filing completed or how long it will take to obtain such approval or complete such filing.

●	It is unclear whether we will be considered a PRC “resident enterprise” under the PRC Enterprise Income Tax Law and, depending on the determination of MKD’s PRC “resident enterprise” status, MKD’s global income may be subject to the 25% PRC enterprise income tax, which could materially and adversely affect MKD’s results of operations.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds from the Business Combination to make loans or additional capital contributions to our PRC subsidiaries in China, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Governmental control of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment.

●	Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject MKD to penalties.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on China laws.

●	It may be difficult for overseas regulators to conduct investigation or collect evidence.

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the relevant PRC plan participants or us to fines and other legal and administrative sanctions.

●	If MKD fails to obtain and maintain the requisite licenses and approvals required under the regulatory environment applicable to MKD’s businesses in the PRC, or if MKD is required to take actions that are time-consuming or costly, MKD’s business, financial condition and results of operations may be materially and adversely affected.

Risks Related to Doing Business in Taiwan

●	Any lack of requisite approvals, licenses, permits or filings or failure to comply with any requirements of Taiwan laws, regulations and policies may materially and adversely affect MKD’s daily operations.

13

●	Cross-Straits relationship imposes macroeconomic risks which could negatively affect MKD’s business.

●	MKD is subject to restrictions on paying dividends or making other payments, which may restrict the Company’s ability to satisfy the liquidity requirements.

●	MKD’s Taiwan entity is subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to us.

●	We may be required to obtain approvals from Taiwan authority for investment in MKD’s Taiwan subsidiary if the shareholding of MKD Taiwan reaches the threshold for such approval.

●	MKD’s Taiwan subsidiary bears product liabilities for damages caused by MKD’s products under Taiwan regulations on consumer protection.

●	MKD Taiwan’s insurance coverage may not adequately protect MKD Taiwan and its subsidiary against certain operating and other hazards which may have an adverse effect on their business.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against MKD’s group entities or management in Taiwan.

Risks Related to the Company’s Securities

●	Our dual-class voting structure will have the effect of concentrating voting control with holders of Class A Preferred Shares, which will limit the ability of our other investors to influence corporate matters, including the election of directors and the approval of any change of control transaction.

●	We cannot predict the effect our dual-class structure may have on the market of the Ordinary Shares.

●	The Company may be unable to maintain the listing of its securities in the future.

●	There is no certainty that an active trading market will develop for, or of the market price of, the Company’s Ordinary Shares they will receive or that the Company will successfully obtain authorization for listing on Nasdaq.

●	The Company’s share price may be volatile and could decline substantially.

●	The Company may issue additional ordinary shares or other equity or convertible debt securities without approval of the holders of the Company’s Ordinary Shares, which would dilute existing ownership interests and may depress the market price of the Company’s Ordinary Shares.

●	The requirements of being a public company may strain the Company’s resources, divert the Company management’s attention and affect the Company’s ability to attract and retain qualified board members.

●	Recent market volatility could impact the share price and trading volume of the Company’s securities.

●	It is not expected that the Company will pay dividends in the near future.

14

●	If securities and industry analysts do not publish research or publish inaccurate or unfavorable research or cease publishing research about the Company, the price and trading volume of the Company’s securities could decline significantly.

●	The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it is exempt from certain provisions applicable to domestic public companies in the United States.

●	As a BVI business company, the Company is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if the Company complied fully with Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Company is a business company incorporated under the laws of the BVI, the Company conducts substantially all of its operations and a majority of its directors and executive officers (or candidates) reside outside of the United States.

●	Because the Company is incorporated under the laws of the BVI, it may be more difficult for its shareholders to enforce judgments against the Company than it would if they were shareholders of a company incorporated in another jurisdiction.

●	The Company is an “emerging growth company,” as defined under the federal securities laws, and the Company cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s securities less attractive to investors.

●	The Company’s warrant agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its warrants.

●	The Company is not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

●	Stockholder litigation and regulatory inquiries and investigations are expensive and could harm the Company’s and Cetus Capital’s business, financial condition and results of operations and could divert management attention.

●	The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from the business operations of MKD Technology.

●	As a public reporting company, the Company is subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. If the Company fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner.

●	The Company may not be able to generate sufficient cash or raise sufficient funds from external investors to service all of its obligations and indebtedness and may be forced to take other actions to satisfy obligations under its indebtedness, which may not be successful.

15

●	Anti-takeover provisions contained in the Company’s memorandum and articles of association, as well as provisions of BVI law, could impair a takeover attempt.

●	The market price of the Ordinary Shares is likely to be highly volatile, and you may lose some or all of your investment.

●	Volatility in the Company’s stock price could subject the Company to securities class action litigation.

●	The future sales of shares by the Company’s shareholders and future exercise of registration rights may adversely affect the market price of the Company’s Ordinary Shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in Part I, Item 3 in our most recent Annual Report on Form 20-F, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our Ordinary Shares could decline and you could lose part or all of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in one or more prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $100,000,000. The actual price and terms of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities registered on the registration statement of which this prospectus forms a part with a value exceeding one-third of the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) in any 12-month period so long as our public float remains below $75,000,000.

In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales under General Instruction I.B.5 of Form F-3 shall not apply to additional sales made pursuant to this registration statement. We will state on the cover of each prospectus supplement the amount of our outstanding Ordinary Shares held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12-calendar-month-period that ends on, and includes, the date of such prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

16

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information, if applicable:

●	the name or names of any dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price to the public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered-securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

17

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

18

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

DESCRIPTION OF ORDINARY SHARES

General

As of June 1, 2026, there were 4,198,442 Ordinary Shares entitling the holder to one vote per share, 274,366 unlisted Class A Preferred Shares each entitling the holder to 100 votes per share and 6,036,875 Warrants outstanding. Following the 1-for-30 reverse stock split of the Company’s Ordinary Shares which was completed on January 26, 2026, the terms of the Warrants were adjusted, which entitles the holder to purchase Ordinary Shares at an exercise price of $345.00 per share, with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share. The Warrants will expire five years after the completion of the Business Combination, on 5.00 p.m. New York time, on July 31, 2029, or earlier upon redemption or liquidation in accordance with their terms.

The Company’s Shares

The following includes a summary of the terms of the Company’s Ordinary Shares and Class A Preferred Shares, based on its Amended and Restated Memorandum and Articles of Association and BVI law.

General. The Company is authorized to issue an unlimited amount of shares of no par value each divided into (a) Ordinary Shares and (b) five (5) classes of preferred shares. All of the Company’s issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares do not need to be issued as a matter of BVI law and will not be issued. The Company may not issue bearer shares. Each Ordinary Share entitles the holder to one vote.

Dividends. The holders of the Company Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to the Amended and Restated Memorandum and Articles of Association and the Companies Act. The Amended and Restated Memorandum and Articles of Association provides that the Company may authorize a dividend if the directors are satisfied, on reasonable grounds, that the Company will satisfy the “solvency test” as set out in the Companies Act, meaning that, immediately after the dividend, the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debts as they fall due.

Shareholders’ Meetings. The following summarizes certain relevant provisions of BVI law and the Amended and Restated Memorandum and Articles of Association in relation to our shareholders’ meetings:

●	the directors of the Company may convene meetings of shareholders at such times and in such manner and places within or outside the BVI as the directors consider necessary or desirable;

●	upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors are required to convene a meeting of the shareholders;

●	the directors convening a meeting must give not less than seven clear calendar days’ notice of the proposed meeting to those persons whose names, on the date the notice is given, appear as a shareholder in the register of members of the Company and are entitled to vote at the meeting. In determining “clear days”, the day the notice is received and the day on which the proposed meeting is to be held are not counted;

19

●	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

●	a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third (1/3) of the votes of the Shares entitled to vote on resolutions to be considered at the meeting;

●	a resolution of shareholders is passed at a meeting of shareholders where approved by a simple majority of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded, regard shall be had to the number of votes to which each shareholder is entitled by the articles of association.

As permitted by BVI law, the Amended and Restated Memorandum and Articles of Association permits the adoption by the shareholders of resolutions in writing, provided that such resolution is approved by the holders of a majority of shares entitled to vote thereon.

Liquidation. On a liquidation of the Company, the holders of the Company Ordinary Shares and the Class A Preferred Shares will be entitled to share ratably in the distribution of all of the Company’s assets remaining available for distribution after satisfaction of all of its liabilities.

Inspection of Books and Records. Holders of the Company Ordinary Shares have no general right under BVI law to inspect or obtain copies of the Company’s list of shareholders or its corporate records. However, the Company will provide its shareholders with annual audited financial statements at a meeting of the shareholders. See “Where You Can Find More Information.”

Issuance of Additional Shares. The Amended and Restated Memorandum and Articles of Association authorizes its Board of Directors to issue an unlimited number of shares of no par value each from time to time as its Board of Directors shall determine, divided into six classes.

The Amended and Restated Memorandum and Articles of Association also authorizes the Company’s Board to establish and designate from time to time up to five classes of preferred shares (including the established and designated Class A Preferred Shares) and to determine, with respect to any series of preferred shares, the terms and rights of that series, including (among other things):

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The Company’s Board may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares. It should be noted that the rights attaching to any preferred shares may rank in priority to those attached to the Company Ordinary Shares.

Class A Preferred Shares. As of June 1, 2026, the Company had 274,366 Class A Preferred Shares issued and outstanding, all of which are held by the Company’s CEO Mr. Ming-Chia Huang. Each Class A Preferred Share confers upon the holder (a) the right to 100 votes at a meeting of the shareholders of the Company or on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company; and (c) the right to an equal share in the distribution of surplus assets of the Company on its liquidation.

Anti-Takeover Provisions. Some provisions of the Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that authorize the Company’s Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

The Company’s Transfer Agent and Warrant Agent

The transfer agent for our Ordinary Shares and warrant agent for our Warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

20

DESCRIPTION OF WARRANTS

Public Warrants

Our Public Warrants are listed and traded on Nasdaq Capital Market under the symbol “MKDWW”.

Following the 1-for-30 reverse stock split of the Company’s Ordinary Shares which was completed on January 26, 2026, the terms of the Warrants were adjusted, which entitle the holder to purchase Ordinary Shares at an exercise price of $345.00 per share, with 30 Warrants being exercisable for the purchase of one (1) Ordinary Share.

The Warrants will expire at 5:00 p.m., New York City time on July 31, 2029, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Ordinary Share pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue Ordinary Shares upon exercise of a Warrant unless Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption given (the “30-day redemption period”) to each Warrant holder; and

●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $540.00 per share (reflecting the Company’s 1-for-30 reverse stock split) (as adjusted for stock splits, stock dividends, right issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Warrants become exercisable and ending three days before we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each Warrant holder will be entitled to exercise its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $540.00 redemption trigger price (reflecting the Company’s 1-for-30 reverse stock split) (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $345.00 (reflecting the Company’s 1-for-30 reverse stock split) warrant exercise price after the redemption notice is issued.

21

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding Ordinary Shares is increased by a capitalization or share dividend of Ordinary Shares, or by a sub-division of Ordinary Shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “Historical Fair Market Value” (as defined below) shall be deemed a capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the Historical Fair Market Value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of Ordinary Shares during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No Ordinary Shares shall be issued at less than their par value.

If the Company, at any time while the Warrants are outstanding and unexpired, pays to all or substantially all of the holders of Ordinary Shares a dividend or makes a distribution in cash, securities or other assets on account of such Ordinary Shares (or other shares into which the Warrants are convertible), other than (a) as described in the paragraph above, or (b) Ordinary Cash Dividends (as defined below), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors (the “Board”), in good faith) of any securities or other assets paid on each share in respect of such Extraordinary Dividend. For these purposes, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed $0.50 (which amount shall be adjusted to appropriately reflect any of the events referred to herein and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Ordinary Shares issuable on exercise of each Warrant).

22

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event.

The Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Warrants and the warrant agreement set forth in the prospectus of Cetus Capital, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public Warrants to make any change that adversely affects the interests of the registered holders of public Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one (1) vote for each Ordinary Share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Item 3—Key Information— The Company’s warrant agreement designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its warrants.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the full extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

23

Other Warrants

In addition to our Public Warrants, we may issue other warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

24

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares, holders of the warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

25

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

26

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

27

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Ordinary Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Share or warrant included in each unit, respectively.

We may issue units in such amounts and in numerous distinct series as we determine.

ENFORCEABILITY OF CIVIL LIABILITIES

British Virgin Islands

The Company was incorporated in the BVI in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to, the following:

●	the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	BVI companies may not have standing to sue before the federal courts of the United States.

28

The Company’s Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the Company, the Company’s officers, directors and shareholders, be arbitrated.

All of the Company’s operations are conducted outside the United States, and all of the Company’s assets are located outside the United States. A majority of the Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States, including in Taiwan and China. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against the Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Company has appointed Puglisi & Associates as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Combination.

There is uncertainty as to whether the courts of the BVI would:

●	recognize or enforce judgments of United States courts obtained against the Company or the Company’s directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against the Company or the Company’s directors or officers predicated upon the securities laws of the United States or any state in the United States.

It is uncertain whether the courts of the BVI will allow shareholders of the Company to originate actions in the BVI based upon securities laws of the United States. In addition, there is uncertainty with regard to BVI law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI will not recognize or enforce the judgment against a BVI company, such as the Company. As the courts of the BVI have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the BVI. Although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), any final and conclusive monetary judgment for a definite sum obtained against the Company in U.S. federal or state courts would be treated by the BVI courts as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy);

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	no new admissible evidence relevant to the action was submitted prior to the rendering of the judgment by the BVI courts;

●	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

29

Taiwan and PRC

All or a significant portion of the assets of the Company (including its subsidiaries) are located outside the United States, with a substantial portion of those assets being located in mainland China and Taiwan. All of our directors and officers will reside and hold substantially all of their assets outside of the United States, with Mr. Ming-Chia Huang, Mr. Ming-Chao Huang, Mr. Chih-Hsiang Tang, Mr. Chung-Yi Sun, and Mr. Jung-Te Chang ordinarily being residents of Taiwan and with Ms. Min-Jie Cui being a resident of mainland China. As a result, it may be difficult, or in some cases impossible, for investors in the United States to enforce their legal rights even if their rights under the U.S. federal securities laws or other laws have been infringed upon, to effect service of process upon some or all of our directors or officers, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors, officers and/or assets under United States or BVI laws.

It may be difficult for you to effect service of process upon the Company or those persons inside Taiwan. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Company and its officers and directors as none of them currently resides in the U.S. or has substantial assets located in the U.S. Taiwan courts will recognize a final judgment (for which the period for appeal has expired or from which no appeal can be taken) obtained against the Company, its officers or directors in any court other than Taiwan courts without further review of the merits of such judgment, if it is satisfied that: (a) the court rendering the judgment had jurisdiction over the subject matter according to the laws of Taiwan; (b) the judgment or the court proceedings resulting in the judgment was not contrary to the public order or good morals of Taiwan; (c) if the judgment was rendered by default by the court rendering the judgment, (i) the Company or its officers, directors or such persons was duly served in the jurisdiction of such court within a reasonable period of time in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on the Company or its officers, directors or such persons with judicial assistance of Taiwan; and (d) judgments of Taiwan courts would be recognized and enforceable in the jurisdiction of the court rendering such judgment on a reciprocal basis. Hence, in certain cases, claimants may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against the Company’s group entities or management.

With respect to the directors or officers of the Company who reside in China, you should note that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the BVI and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

30

TAXATION

The following discussion of British Virgin Islands, PRC and United States federal income tax consequences of an investment in our securities is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

Under the current laws of the BVI, a holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the BVI Companies Act. In addition, shares of companies incorporated or re-registered under the BVI Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

The Company is not subject to income, corporation or capital gains tax in the BVI. In addition, the Company’s payment of dividends, if any, is not subject to withholding tax in the BVI.

Mainland China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of mainland China with a “de facto management body” within mainland China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. The SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a mainland China-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by mainland China enterprises or mainland China enterprise groups, not those controlled by mainland China individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a mainland China enterprise or a mainland China enterprise group will be regarded as a mainland China tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in mainland China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in mainland China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in mainland China; and (iv) at least 50% of voting board members or senior executives habitually reside in mainland China.

If the mainland China tax authorities determine that Group is a mainland China resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% mainland China tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within mainland China, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is unclear whether our non-mainland China individual shareholders would be subject to any mainland China tax on dividends or gains obtained by such non-mainland China individual shareholders in the event we are determined to be a mainland China resident enterprise. If any mainland China tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty, subject to any reduction or exemption set forth in applicable tax treaties or under applicable tax arrangements between jurisdictions. It is also unclear whether non-mainland China shareholders would be able to claim the benefits of any tax treaties between their jurisdiction of tax residence and mainland China in the event that the Group is treated as a mainland China resident enterprise.

31

Provided that our BVI holding company, MKDWELL Tech Inc., is not deemed to be a mainland China resident enterprise, holders of our ordinary shares who are not mainland China residents will not be subject to mainland China income tax on dividends distributed by us or gains realized from the sale or other disposition of our ordinary shares. However, under SAT Circular 7 and SAT Circular 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a mainland China resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the nonresident enterprise, being the transferor, or the transferee or the mainland China entity that directly owned such taxable assets must report to the tax authority such indirect transfer. Using a “substance over form” principle, the mainland China tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring mainland China tax. As a result, gains derived from such indirect transfer may be subject to mainland China enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a mainland China resident enterprise. We and our non-mainland China resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7 and SAT Circular 37, and we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37, or to establish that we and our non-mainland China resident investors should not be taxed under these circulars.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of Ordinary Shares by a U.S. Holder (as defined below) and holds the Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, minimum tax and other non-income tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	holders who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our stock (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities;

32

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Ordinary Shares are urged to consult their tax advisors regarding an investment in the Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets and the market price of our Ordinary Shares, we do not believe that we were a PFIC for the current or next taxable year. However, no assurance can be given that we will not be or become a PFIC in the current or future taxable years because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets and the value of our assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares from time to time (which may be volatile). The market price of our Ordinary Shares may continue to fluctuate considerably and, consequently, we cannot assure you of our PFIC status for any taxable year. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds the Ordinary Shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.

33

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on the Ordinary Shares (including the amount of any mainland China tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a mainland China resident enterprise under the mainland China tax law, we are eligible for the benefit of the United States-mainland China income tax treaty, or the Treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. The Ordinary Shares are listed on the Nasdaq Stock Market. We believe that our Ordinary Shares are readily tradable on an established securities market in the United States and that we are a qualified foreign corporation with respect to dividends paid on our Ordinary Shares. There can be no assurance that our Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Ordinary Shares.

In the event that we are deemed to be a mainland China resident enterprise under the PRC Enterprise Income Tax Law (see “— Mainland China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares, regardless of whether our Ordinary Shares are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph.

For U.S. foreign tax credit purposes, dividends paid on the Ordinary Shares generally will be treated as income from foreign sources and generally will constitute passive category income. If mainland China withholding taxes apply to dividends paid to a U.S. Holder with respect to the Ordinary Shares, such U.S. Holder may be able to obtain a reduced rate of mainland China withholding taxes under the Treaty if certain requirements are met. In addition, subject to certain conditions and limitations, mainland China withholding taxes on dividends that are nonrefundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. The gain or loss will generally be capital gain or loss. Individuals and other non-corporate U.S. Holders who have held the Ordinary Shares for more than one year will generally be eligible for reduced tax rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. However, in the event we are deemed to be a mainland China resident enterprise under the mainland China Enterprise Income Tax Law, U.S. Holders may be eligible for the benefits of the Treaty. In such event, if mainland China tax were to be imposed on any gain from the disposition of the Ordinary Shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as mainland China source income. Pursuant to Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any mainland China tax imposed on the disposition of the Ordinary Shares. U.S. Holders are urged to consult their tax advisors regarding the creditability or deduction of any mainland China tax, their eligibility for benefits under the Treaty and the potential impact of the Treasury Regulations.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

34

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Ordinary Shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of our Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of our Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the Ordinary Shares and we cease to be a PFIC, the holder will not take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable United States Treasury regulations. The Ordinary Shares are traded on the Nasdaq which is a qualified exchange. We anticipate that the Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns the Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consideration of owning and disposing of the Ordinary Shares if we are or become a PFIC, including the availability and possibility of making a mark-to-market election.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to British Virgin Islands law will be passed upon for us by Mourant Ozannes (British Virgin Islands).

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2025 and for each of the three years in the period ended December 31, 2025 have been audited by Guangdong Prouden CPAs GP, an independent registered public accounting firm, as set forth in their report dated April 29, 2026 included in our annual report on Form 20-F filed with the SEC on April 30, 2026, and are incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. Our SEC filings may be obtained over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.mkdwell.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

35

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 30, 2026;

●	the description of our ordinary shares and warrants contained in Exhibit 2.5 of our Annual Report on Form 20-F filed with the SEC on April 30, 2026, including any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Our most recent Annual Report on Form 20-F contains descriptions of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system. We maintain our web site at www.mkdwell.com. The information contained on our websites does not form a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus but not delivered with the prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MKDWELL Tech Inc.

Attn: Mr. Ming-Chia Huang, Chief Executive Officer

1F, No. 6-2, Duxing Road,

Hsinchu Science Park,

Hsinchu City 300096, Taiwan

+886-3-5781899

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

36

Up to $100,000,000 of Ordinary Shares

MKDWELL Tech Inc.

PROSPECTUS SUPPLEMENT

Maxim Group LLC

Prospectus supplement dated September 11, 2026